Exhibit 3.4

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ETRE PROPERTY A-1, L.P.

A DELAWARE LIMITED PARTNERSHIP
______________________________________________________________________________

THE PARTNERSHIP INTERESTS ISSUED PURSUANT TO THIS AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.
___________________________________________________________________

Exhibit A    PARTNERS AND PARTNERSHIP UNITS
Exhibit B    NOTICE OF REDEMPTION
Exhibit C    INDEMNITY AGREEMENT
Exhibit D    ASSET MANAGEMENT AGREEMENT
Exhibit E    ADMINISTRATIVE SERVICES AGREEMENT
Exhibit F    CONTRIBUTION AGREEMENT
Exhibit G    LINCOLN STREET HOLDINGS LIMITED PARTNER GROUP

Exhibit H	JOINDER TO LIMITED PARTNERSHIP AGREEMENT FOR PERMITTED TRANSFEREES
Exhibit I    PARTNERSHIP UNIT DESIGNATION FOR OVERALLOTMENT UNITS

THIS AGREEMENT OF LIMITED PARTNERSHIP OF ETRE PROPERTY A-1, L.P., dated as of ___________, 2015, is entered into by and among Series A-1 (the "A-1 Series" or, in its capacity as a General Partner, the "REIT General Partner") of ETRE REIT, LLC, a Delaware series limited liability company (the "Company"), Lincoln Street Manager, LLC, a Delaware limited liability company (in its capacity as a General Partner, the "Fortis General Partner"), and the limited partner(s) listed on Exhibit A hereto (each a "Limited Partner").
WHEREAS, the Company was formed as a series limited liability company under the Delaware LLC Act (as defined herein) on April 22, 2013, and the A-1 Series was originally established and designated as a separate series of the Company, effective as of February 13, 2014, pursuant to the terms of the Company's original limited liability company agreement;
WHEREAS, (i) Lincoln Street Holdings, LLC, a Delaware limited liability company ("Lincoln Street Holdings"), currently owns one hundred percent (100%) of the equity interests of Lincoln Street Mezz, LLC, a Delaware limited liability company ("Mezz"), (ii) Mezz owns one hundred percent (100%) of the equity interests of Lincoln Street Property Owner, LLC, a Delaware limited liability company (the "Property Owner"), and (iii) the Property Owner owns the real property located at One Lincoln Street, Boston, MA 02111 currently known as State Street Financial Center, together with the improvements thereon (the "Real Property");
WHEREAS, the A-1 Series, Lincoln Street Holdings and Mezz are parties to that certain Contribution Agreement, dated as of March 26, 2015 (the "Contribution Agreement"), a copy of which is attached hereto as Exhibit F;
WHEREAS, Lincoln Street Holdings, as the sole owner of the equity interests of Mezz, entered into that certain Limited Liability Company Agreement of Mezz, dated as of December 12, 2006 (the "Original Agreement"); and
WHEREAS, in connection with the initial public offering (the "IPO") of Series A-1 Common REIT Shares (as defined herein) of the Company, Lincoln Street Holdings is causing Mezz (i) to file with the Secretary of State of the State of Delaware a Certificate of Conversion From a Limited Liability Company to a Limited Partnership, (ii) amend and restate the Original Agreement in its entirety by entering into this Agreement with the other parties to this Agreement, (iii) admit the REIT General Partner and the Fortis General Partner as general partners of the Partnership, having the rights, powers, authorities and obligations that are set forth for such general partners under this Agreement, (iv) express the equity interest of Lincoln Street Holdings in Mezz as a limited partnership interest with the rights, powers, authorities and obligations specified herein, and (iv) pursuant to the terms of the Contribution Agreement, issue to the A-1 Series forty-eight point eighty-eight percent (48.88%) of the equity interests in Mezz.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:
ARTICLE I

DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
"A-1 Series" has the meaning set forth in the preamble.
"Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17 101 et seq.), as it may be amended from time to time, and any successor to such statute.
"Actions" has the meaning set forth in Section 7.07 hereof.
"Additional Funds" has the meaning set forth in Section 4.04(a) hereof.
"Additional Limited Partner" means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.03 and Section 12.02 hereof and who is shown as such on the books and records of the Partnership.
"Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704‑2(g)(1) and 1.704‑2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704‑1(b)(2)(ii)(d)(4), 1.704‑1(b)(2)(ii)(d)(5) and 1.704‑1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.
"Adjustment Factor" means 1.0; provided, however, that in the event that:

(a)
the Company (i) declares, pays or makes a distribution to all holders of its outstanding Series A-1 Common REIT Shares wholly or partly in Series A-1 Common REIT Shares, (ii) splits or subdivides its outstanding Series A-1 Common REIT Shares or (iii) effects a reverse share split or otherwise combines its outstanding Series A-1 Common REIT Shares into a smaller number of Series A-1 Common REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (x) the numerator of which shall be the number of Series A-1 Common REIT Shares issued and outstanding on the record date for such distribution, split, subdivision, reverse split or combination (assuming for such purposes that such distribution, split, subdivision, reverse split or combination has occurred as of such time) and (y) the denominator of which shall be the actual number of Series A-1 Common REIT Shares (determined without the above assumption) issued and outstanding on the record date for such distribution, split, subdivision, reverse split or combination;

(b)
the Company distributes any rights, options or warrants to all holders of its Series A-1 Common REIT Shares to subscribe for or to purchase or to otherwise acquire Series A-1 Common REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for Series A-1 Common REIT Shares) at a price per share less than the Value of a Series A-1 Common REIT Share on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Series A-1 Common REIT Shares issued and outstanding on the record date plus the maximum number of Series A-1 Common REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Series A-1 Common REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of Series A-1 Common REIT Shares purchasable under such Distributed Rights multiplied by the minimum purchase price per Series A-1 Common REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a Series A-1 Common REIT Share as of the record date; provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Series A-1 Common REIT Shares or any change in the minimum purchase price for the purposes of the above fraction;

(c)
the Company shall distribute to all holders of its Series A-1 Common REIT Shares evidences of its indebtedness or assets of the A-1 Series (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the A-1 Series or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of members of the Company associated with the A-1 Series entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Series A-1 Common REIT Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a Series A-1 Common REIT Share on the dates fixed for such determination less the then fair market value (as determined by the REIT General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Series A-1 Common REIT Share; and

(d)
an entity shall become the successor to the A-1 Series pursuant to any merger, consolidation or combination of the A-1 Series or its Subsidiaries with or into another entity or in connection with a Separation Transaction (the "Successor Entity"), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one Series A-1 Common REIT Share is converted pursuant to such merger, consolidation, combination or other transaction, determined as of the date of such merger, consolidation, combination or other transaction.

(e)
Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (a) or (b) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, Series A-1 Common REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or Series A-1 Common REIT Shares with respect to all applicable OP Units or effects a reverse split of, or otherwise combines, the OP Units, as applicable, that is comparable as a whole in all material respects with such an event.

"Administrative Services Agreement" means that certain Administrative Services Agreement by and among the A-1 Series, the Partnership and ETRE Asset Management, LLC substantially in the form attached hereto as Exhibit E, with such changes as otherwise mutually agreed.
"Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling or controlled by or under common control with such Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (c) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agreement" means this Amended and Restated Agreement of Limited Partnership of ETRE Property A-1, L.P., as it may be further amended, supplemented or restated from time to time.
"Applicable Percentage" means the percentage obtained by dividing (a) the number of then outstanding Series A-1 Common REIT Shares by (b) the sum of the number of then outstanding Series A-1 Common REIT Shares and the number of then outstanding Voting Units.
"Approval Matters" has the meaning set in Section 7.01(a)(iv) hereof.
"Asset Management Agreement" means that certain Asset Management Agreement by and between the Partnership and FPG Lincoln Manager, LLC substantially in the form attached hereto as Exhibit D, with such changes as otherwise mutually agreed.
"Assignee" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.05 hereof.
"Available Cash" means, with respect to any period for which such calculation is being made, the amount of cash available for distribution by the Partnership as determined in a manner consistent with the then approved annual operating budget or as otherwise determined by the agreement of both the Fortis General Partner and the REIT General Partner.
"Board of Directors" means the board of directors of the Company, or if a separate board of directors is appointed for and associated with the A-1 Series, the board of directors for the A-1 Series.
"Bylaws" means the Bylaws of the Company, as amended, supplemented or restated from time to time.
"Capital Account" means, with respect to any Partner, the Capital Account maintained by the REIT General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

(a)
To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(b)
From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

(c)
In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)
In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)
The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704‑1(b) and 1.704‑2, and shall be interpreted and applied in a manner consistent with such Regulations. If the REIT General Partner shall determine that it is required to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the REIT General Partner may make such modification provided, that such modification will not have any effect on the amounts distributable to any Partner without such Partner's Consent. The REIT General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704‑1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704‑1(b) or Section 1.704‑2.

"Capital Account Deficit" has the meaning set forth in Section 13.02(c) hereof.
"Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property (net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject) that such Partner contributes to the Partnership or is deemed to contribute pursuant to Section 4.04 hereof.
"Cash Amount" means, with respect to a Tendering Party, an amount of cash equal to the product of (a) the Value of a Series A-1 Common REIT Share and (b) such Tendering Party's Series A-1 Common REIT Shares Amount determined as of the date of receipt by the REIT General Partner of such Tendering Party's Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.
"Certificate" means the Certificate of Conversion From a Limited Liability Company to a Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware on [], 2015, as amended from time to time in accordance with the terms hereof and the Act.
"Certificate of Formation" means the Certificate of Formation of the Company as filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms of the Delaware LLC Act.
"Change of Control" means if a Person (other than a Permitted Holder) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Fortis Property Group, LLC, whether through the ownership of voting securities, by contract or otherwise.
"Closing Price" has the meaning set forth in the definition of "Value."
"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
"Company" has the meaning set forth in the preamble.
"Company Employees" means an employee of the Company, the A-1 Series or any of their respective subsidiaries or Partnership Employees.
"Consent" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIV hereof.
"Contributed Property" means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a "new" partnership pursuant to Code Section 708).
"Contribution Agreement" shall have the meaning set forth in the recitals.
"Debt" means, as to any Person, as of any date of determination, (b) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
"Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated form time to time, and any successor to such statute.
"Depreciation" means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the REIT General Partner and the Fortis General Partner.
"Distributed Right" has the meaning set forth in the definition of "Adjustment Factor."
"Economic Capital Account Balances" has the meaning set forth in Section 6.03(c) hereof.
"Equity Incentive Plan" means any equity incentive plan hereafter adopted by the Partnership or the Company, including the Company's 2015 Non-Management Director Compensation Plan.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Existing Lease" means, collectively, (a) that certain Indenture of Lease, dated as of May 9, 2001, by and between Kingston Bedford Joint Venture LLC, as landlord, and SSB Realty LLC, as tenant, as amended by that certain First Amendment to Lease dated August 15, 2003, that certain Second Amendment to Lease dated February 13, 2004 and that certain Third Amendment to Lease dated December 22, 2004, and (b) that certain Indenture of Lease, dated as of May [], 2004, by and between First States Investors 228 LLC, as landlord, and SSB Realty LLC, as Tenant.
"Existing Loan" means that certain loan evidenced by that certain Loan and Security Agreement, dated as of December 27, 2006, by Property Owner, as borrower, and Wachovia Bank, National Association, Commercial Real Estate Services and UBS Real Estate Investments Inc. together, as lender.
"Existing Loan Guarantors" shall have the meaning set forth in Section 7.03(c)(ii).
"Existing Loan Guaranty" shall have the meaning set forth in Section 7.03(c)(ii).
"Family Member" means, with respect to any natural Person, such natural Person's spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural Persons.
"Fortis General Partner" shall have the meaning set forth in the preamble; provided that the Fortis General Partner and all rights under this Agreement of the Fortis General Partner shall cease to exist on the Fortis Stepdown Date.
"Fortis General Partner Interest" means the Partnership Interest held by the Fortis General Partner, which Partnership Interest is an interest as a general partner under the Act. A Fortis General Partner Interest may be expressed as a number of Partnership Units.
"Fortis Stepdown Date" means the first day after the date hereof that either (i) the Lincoln Street Holdings Limited Partner Group ceases to own, in the aggregate, twenty-five percent (25%) or more of the combined issued and outstanding OP Units and Series A-1 Common REIT Shares or (ii) the Fortis General Partner withdraws as a General Partner of the Partnership.
"Funding Debt" means the incurrence of any third party Debt for the purpose of providing funds to the Partnership by or on behalf of the A-1 Series or any wholly owned subsidiary of the A-1 Series.
"General Partner" means, until the Fortis Stepdown Date, each of the REIT General Partner and the Fortis General Partner and, on and after the Fortis Stepdown Date, the REIT General Partner.
"General Partner Interest" means the general partner interest in the Partnership held by each of the REIT General Partner and, until the Fortis Stepdown Date, the Fortis General Partner.
"General Partner Loan" has the meaning set forth in Section 4.04(d) hereof.
"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)
The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the REIT General Partner and the Fortis General Partner in their sole discretion.

(b)
The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii) or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the REIT General Partner and the Fortis General Partner in their sole discretion using such reasonable method of valuation as they may adopt, as of the following times:

(i)
the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the REIT General Partner and the Fortis General Partner reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)
the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership, if the REIT General Partner and the Fortis General Partner reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)	the liquidation of the Partnership within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g); and

(iv)	at such other times as the REIT General Partner and the Fortis General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704‑1(b) and 1.704‑2.

(c)
The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the REIT General Partner provided, that, if the distributee and the REIT General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the REIT General Partner and the Fortis General Partner in good faith.

(d)
The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the REIT General Partner and the Fortis General Partner reasonably determine that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)
If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

"Holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.
"Identified Person" has the meaning set forth in Section 7.05 hereof.
"Incapacity" or "Incapacitated" means, (a) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (b) as to any Partner that is a corporation, a limited liability company or a series of a limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation's charter, or the termination and commencement of winding up of the series; (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.
"Indemnitee" means (a) any Person made a party to a proceeding by reason of its status as (i) a General Partner, the A-1 Series or the Company or any successor thereto, (ii) a director of the Company or the A-1 Series, the Managing Member, a member of a General Partner or an officer or manager of the Partnership, a General Partner, the Company, the A-1 Series or a Subsidiary thereof, (iii) a Partner or Holder, or (iv) a director, officer, manager, member or Subsidiary of a Partner or Holder, and (b) such other Persons (including Affiliates of the General Partners, the Company or the Partnership) as the REIT General Partner and the Fortis General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in their sole and absolute discretion.
"Independent Directors" means the independent directors of the Board of Directors as determined by the rules and regulations of the Nasdaq Capital Market then in effect.
"Investment Company Act" means the Investment Company Act of 1940, as amended.
"IPO" shall have the meaning set forth in the recitals.
"IPO Price" means the public offering price per Series A-1 Common REIT Share in the IPO, as set forth on the cover page of the final prospectus relating to the IPO.
"IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.
"Junior Share" means a Share now or hereafter authorized or reclassified that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the Series A-1 Common REIT Shares.
"Junior Unit" means a fractional share of the Partnership Interests that the REIT General Partner has authorized pursuant to Sections 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the OP Units.
"Less Than Majority Period" means the period beginning on [], 2015 and ending on the first date when the Applicable Percentage is greater than fifty percent (50%).
"Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended by the REIT General Partner from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.
"Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units, Preferred Units, Junior Units or other Partnership Units.
"Lincoln Street Holdings" shall have the meaning set forth in the recitals.
"Lincoln Street Holdings Limited Partner" means Lincoln Street Holdings in its capacity as a limited partner of the Partnership.
"Lincoln Street Holdings Limited Partner Group" means, collectively, (a) Lincoln Street Holdings, (b) each direct and indirect member, partner and equity holder in Lincoln Street Holdings as of the date hereof, and (c) any Permitted Transferee of a Person described in clauses (a) and (b) above (other than a Permitted Transferee that is only a Permitted Transferee under clauses (d), (e) or (f) of the definition of "Permitted Transferee" herein). Without limiting the foregoing but for the avoidance of doubt, the parties hereto hereby agree that each of the Persons identified on Exhibit G hereto are members of the Lincoln Street Holdings Limited Partner Group for the purposes of this Agreement.
"Liquidating Event" has the meaning set forth in Section 13.01 hereof.
"Liquidating Gains" has the meaning set forth in Section 6.03(c) hereof.
"Liquidator" has the meaning set forth in Section 13.02(a) hereof.
"LLC Agreement" means the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of [], 2015, as amended, modified, supplemented or restated from time to time.
"Majority in Interest of the Outside Limited Partners" means Limited Partners (excluding for this purpose (a) any Limited Partnership Interests held by the Company, the A-1 Series or their respective Subsidiaries, (b) any Person of which the Company, the A-1 Series or their respective Subsidiaries directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (c) the Managing Member and any Person directly or indirectly owning or controlling more than five percent (5%) of the outstanding interests of the Managing Member) holding more than fifty percent (50%) of the outstanding OP Units voting as a single class that are held by all Limited Partners who are not excluded for the purposes hereof.
"Managing Member" means ETRE Financial, LLC, a Delaware limited liability company, in its capacity as the managing member of the Company.
"Market Price" has the meaning set forth in the definition of "Value."
"Mezz" shall have the meaning set forth in the recitals.
"Net Income" or "Net Loss" means, for each Partnership Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)
Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)
Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704‑1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)
In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)
Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)
In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)
To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)
Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to Section 6.03 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.03 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

"New Securities" means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Series A-1 Common REIT Shares, Preferred Shares, or Junior Shares, or (b) any Debt issued by the Company and corresponding to the A-1 Series or by the A-1 Series that provides any of the rights described in clause (a).
"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704‑2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704‑2(c).
"Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752‑1(a)(2).
"Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
"OP Unit" means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.01 and 4.02 hereof, but does not include any Preferred Unit, Junior Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than an OP Unit provided, however, that the General Partner Interests and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.
"OP Unit Economic Balance" has the meaning set forth in Section 6.03(c) hereof.
"Original Agreement" shall have the meaning set forth in the recitals.
"Overallotment Unit" means a fractional share of the Partnership Interests issued by the REIT General Partner pursuant to Section 4.04(f)(iv) hereof and having the designations, preferences, special rights, powers and duties set forth in the Partnership Unit Designation for Overallotment Units attached as Exhibit I hereto.
"Ownership Limit" means the applicable restriction or restrictions on ownership of Shares imposed under the LLC Agreement.
"Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partners and the Limited Partners.
"Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704‑2(i)(3).
"Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704‑2(b)(4).
"Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704‑2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704‑2(i)(2).
"Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.
"Partnership Employees" means an employee of the Partnership or any of its Subsidiaries.
"Partnership Interest" means an ownership interest in the Partnership held by a Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units, Preferred Units, Junior Units or other Partnership Units.
"Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704‑2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704‑2(d).
"Partnership Record Date" means a record date established for the distribution of Available Cash pursuant to Section 5.01 hereof, which record date, unless otherwise determined by the REIT General Partner and the Fortis General Partner, shall be the same as the record date established by the Company for a distribution to members of the Company associated with the A-1 Series of some or all of the A-1 Series' portion of such distribution.
"Partnership Unit" shall mean an OP Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the REIT General Partner has authorized pursuant to Sections 4.01, 4.02, 4.03 or 4.04 hereof.
"Partnership Unit Designation" has the meaning set forth in Section 4.03(a) hereof.
"Partnership Year" means the fiscal year of the Partnership and the Partnership's taxable year for federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code.
"Percentage Interest" means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit A may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.03. Notwithstanding the foregoing, the Fortis General Partner Interest shall not represent any Percentage Interest.
"Permitted Holder" means (a) Louis Kestenbaum, (b) any Family Member of the individual named in clause (a), (c) any trust formed for the benefit of any person named in clauses (a) and (b), and (d) any partnership, limited liability company, corporation or entity the interests in which are held, directly or indirectly, by any person described in clauses (a) through (c).
"Permitted Transferee" of a Partner means (a) any Family Member or Affiliate of such Partner, (b) any trusts formed for the benefit of such Partner and/or the Family Members of such Partner, (c) any partnership, limited liability company, corporation or entity the interests in which are held, directly or indirectly, by persons described in clauses (a) and (b) above, (d) a Person that is a Partner of the Partnership, (e) a Qualified Transferee or (f) a Person that is a member of the Lincoln Street Holdings Limited Partner Group under clause (a) or (b) of the definition of "Lincoln Street Holdings Limited Partner Group" herein; provided, however, that any such transferee is an accredited investor (within the meaning of Regulation D under the Securities Act).
"Person" means an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company (or a series thereof) or any other individual or entity in its own or any representative capacity.
"Preferred Share" means a Share now or hereafter authorized or reclassified that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Series A-1 Common REIT Shares.
"Preferred Unit" means a fractional share of the Partnership Interests that the REIT General Partner has authorized pursuant to Sections 4.01, 4.03 or 4.04 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the OP Units.
"Properties" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and "Property" shall mean any one such asset or property.
"Property Oversight Committee" means the special committee of the Board of Directors established for and associated with the A-1 Series.
"Property Owner" shall have the meaning set forth in the recitals.
"Qualified REIT Subsidiary" means any Subsidiary of the A-1 Series that is a "qualified REIT subsidiary" within the meaning of Code Section 856(i).
"Qualified Transferee" means a Person that (a) is an accredited investor (within the meaning of Regulation D under the Securities Act) that affirms the representations and warranties contained in Section 3.04(a) and Section 3.04(b) at the time of any Transfer and (b) is not, is not an Affiliate of and is not acting on behalf of: (i) a person or entity listed in the annex to executive Order No. 13224 (2001) issued by the president of the United States (executive order blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism); (ii) named on the list of specially designated nationals and blocked persons maintained by the United States Office of Foreign Assets Control (OFAC); (iii) otherwise subject to U.S. economic sanctions; or (iv) otherwise prohibited from investing in the Partnership pursuant to applicable U.S. anti-money laundering, antiterrorist, asset control and economic sanctions laws, regulations, rules or orders.
"Real Property" shall have the meaning set forth in the recitals.
"Recourse Liabilities" means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).
"Redemption" has the meaning set forth in Section 8.06(a) hereof.
"Redemption Right Date" means the earlier of the first to occur of (a) the Refinance Date or (b) January 11, 2017.
"Refinance Date" means the date of full repayment or refinancing of the Existing Loan (or such earlier date that the Existing Loan Guarantors are released from their obligations under the Existing Loan Guaranty, exclusive of the obligations described in the last paragraph of Section 1.2 of the Existing Loan Guaranty, which obligations by their terms survive repayment of the Existing Loan). Notwithstanding the foregoing, if as a condition of a refinancing, the Existing Loan Guarantors become obligated under any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations for the benefit of a provider of such refinancing, then the date of such refinancing shall not be a "Refinance Date" by reason of the release or termination of the Existing Loan Guaranty.
"Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
"Regulatory Allocations" has the meaning set forth in Section 6.03(a)(vii) hereof.
"REIT" means a real estate investment trust qualifying under Code Section 856.
"REIT General Partner" has the meaning set forth in the preamble.
"REIT General Partner Interest" means the Partnership Interest held by the REIT General Partner, which Partnership Interest is an interest as a general partner under the Act. A REIT General Partner Interest may be expressed as a number of Partnership Units.
"REIT Payment" has the meaning set forth in Section 15.11 hereof.
"REIT Requirements" has the meaning set forth in Section 5.01 hereof.
"Remaining Overallotment Proceeds" means any cash proceeds received (directly or indirectly) by the Partnership in connection with the issuance of Overallotment Units that remain unused by the Partnership following the Redemption Right Date.
"Rights" has the meaning set forth in the definition of "Series A-1 Common REIT Shares Amount."
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Separation Transaction" has the meaning set forth in Section 11.02(a).
"Series A-1 Common REIT Share" means Shares designated as Common Shares of the A-1 Series pursuant to the LLC Agreement.
"Series A-1 Common REIT Share Preference Amount" means, with respect to any quarterly distribution date, an amount that together with the amounts of quarterly distributions previously paid in respect of OP Units held by the REIT General Partner and its Subsidiaries is sufficient to enable the Company to have declared and paid to all Series A-1 Common REIT Shares cumulative distributions through such quarterly payment date, sufficient to represent an annualized distribution yield of five percent (5%) of the IPO Price on each outstanding Series A-1 Common REIT Shares. Notwithstanding the foregoing, the rights of the REIT General Partner and its Subsidiaries to receive the Series A-1 Common REIT Share Preference Amount shall terminate on the Redemption Right Date, with any distribution in respect of the Series A-1 Common REIT Share Preference Amount being prorated through the Redemption Right Date in respect of the quarterly period in which the Redemption Right Date occurs.
"Series A-1 Common REIT Shares Amount" means a number of Series A-1 Common REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that the Company issues to all holders of Series A-1 Common REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Company's members associated with the A-1 Series to subscribe for or purchase Series A-1 Common REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Series A-1 Common REIT Shares Amount shall also include such Rights that a holder of that number of Series A-1 Common REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Series A-1 Common REIT Shares determined by the REIT General Partner and the Fortis General Partner, jointly, in good faith.
"Share" means a share of the A-1 Series issued by the Company that evidences the rights, powers and duties of a member of the Company with respect to the Company and the A-1 Series pursuant to the LLC Agreement, the Bylaws and the Delaware LLC Act.
"Significant Transaction" has the meaning set forth in Section 7.03(d) hereof.
"Special Partnership Record Date" means a record date established for the distribution of Remaining Overallotment Proceeds pursuant to Section 5.01 hereof, which record date shall be determined by the Fortis General Partner in its sole and absolute discretion; provided, however, that the Special Partnership Record Date may only occur after the Redemption Right Date.
"Specified Redemption Date" means the 10th Business Day following receipt by the REIT General Partner of a Notice of Redemption.
"Subsidiary" means, with respect to any Person, any other Person (which is not an individual) of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.
"Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.
"Successor Entity" has the meaning set forth in the definition of "Adjustment Factor."
"Tax Items" has the meaning set forth in Section 6.04(a) hereof.
"Tendered Units" has the meaning set forth in Section 8.06(a) hereof.
"Tendering Partner" has the meaning set forth in Section 8.06(a) hereof.
"Tendering Party" has the meaning set forth in Section 8.06(a) hereof.
"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
"Transfer," when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, "Transfer" does not include (a) any Redemption of Partnership Units by the Partnership or the A-1 Series, or acquisition of Tendered Units by the A-1 Series, pursuant to Section 8.06 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms "Transferred" and "Transferring" have correlative meanings.
"Value" means, on any date of determination with respect to a Series A-1 Common REIT Share, the average of the daily Market Prices for ten consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.05(b) hereof, the Market Price for the trading day immediately preceding the date of exercise of a share option under any Equity Incentive Plan shall be substituted for such average of daily market prices for purposes of Section 4.05 hereof; provided, however, that for purposes of Section 8.06, the "date of determination" shall be the date of receipt by the REIT General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Series A-1 Common REIT Shares, the Closing Price for such Series A-1 Common REIT Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Series A-1 Common REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Series A-1 Common REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Capital Market or, if such Series A-1 Common REIT Shares are not listed or admitted to trading on the Nasdaq Capital Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Series A-1 Common REIT Shares are listed or admitted to trading or, if such Series A-1 Common REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the principal other automated quotation system that may then be in use or, if such Series A-1 Common REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Series A-1 Common REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such Series A-1 Common REIT Shares, the fair market value of the Series A-1 Common REIT Shares, as determined jointly in good faith by the REIT General Partner and the Fortis General Partner.
In the event that the Series A-1 Common REIT Shares Amount includes Rights that a holder of Series A-1 Common REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the REIT General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
"Voting Units" has the meaning set forth in Section 7.03(d) hereof.
ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01.    Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.02.    Name. The name of the Partnership is "ETRE Property A-1, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the REIT General Partner and the Fortis General Partner, including the name of the REIT General Partner, or any Affiliate thereof. The words "Limited Partnership," "LP," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The REIT General Partner and the Fortis General Partner in their sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.03.    Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 1811 Silverside Road, Wilmington, Delaware 19810, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Vcorp Services, LLC. The principal office of the Partnership is located at [] or such other place as (i) the Fortis General Partner, prior to the Refinance Date, and (ii) the REIT General Partner, thereafter, may from time to time designate by notice to the other Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as (i) the Fortis General Partner, prior to the Refinance Date, and (ii) the REIT General Partner, thereafter, deems advisable.

Section 2.04.    Power of Attorney.

(a)Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the REIT General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to take the following administrative actions:

(i)execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the REIT General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the REIT General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the REIT General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the REIT General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; and (E) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and
Nothing contained herein shall be construed as (x) authorizing the REIT General Partner or the Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement, or (y) authorizing the REIT General Partner or the Liquidator to take any action that would otherwise be outside of the scope of its authority under the terms of this Agreement (without giving effect to this Section 2.04).
(b)The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the REIT General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the REIT General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the REIT General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the REIT General Partner or the Liquidator, within 15 days after receipt of the REIT General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the REIT General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.05.    Term. Pursuant to Sections 17-201(b) and 17-801 of the Act, the term of the Partnership commenced on [], 2015 and shall continue perpetually, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

Section 2.06.    Partnership Interests as Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (a) Article 8 of the Delaware Uniform Commercial Code and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE III

PURPOSE

Section 3.01.    Purpose and Business. The sole and limited purpose and nature of the Partnership is to, directly and indirectly through Subsidiaries, own, hold, manage, lease, operate, finance, improve, sell, transfer and assign the Real Property; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the A-1 Series, in the sole and absolute discretion of the REIT General Partner, at all times to qualify as a REIT unless the A-1 Series, in accordance with the LLC Agreement and the Bylaws, in its sole discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or for reasons whether or not related to the business conducted by the Partnership. Without limiting the A-1 Series' right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the qualification of the A-1 Series as a REIT inures to the benefit of all Partners and not solely to the REIT General Partner or its Affiliates. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien in connection with its business described above in this Section 3.01.

Section 3.02.    Powers.

(a)The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(b)The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)Notwithstanding any other provision in this Agreement, the REIT General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the commercially reasonable judgment of the REIT General Partner, (i) could adversely affect the ability of the A-1 Series to qualify as a REIT, (ii) could subject the A-1 Series to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iii) could violate any law or regulation of any governmental body or governmental agency having jurisdiction over the REIT General Partner, the Company or the Partnership or any of their respective securities.

Section 3.03.    Partnership Only for Partnership Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.04.    Representations and Warranties by the Parties.

(a)Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) subject to the last sentence of this Section 3.04(a), such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (ii) such Partner does not own, directly or indirectly, (a) nine point eight percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine point eight percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant in the Real Property or (b) an interest of nine point eight percent (9.8%) or more in the assets or net profits of any tenant in the Real Property, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (i) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the REIT General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the REIT General Partner to withhold, all withholdings to which such a "foreign person" or "foreign partner," as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the REIT General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the REIT General Partner of all governmental forms required in connection therewith.

(b)Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances, in each case, in a transaction that would require registration under the Securities Act. Each Partner further represents and warrants that it is an accredited investor (within the meaning of Regulation D under the Securities Act), able and accustomed to handling sophisticated financial and tax matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(c)The representations and warranties contained in Sections 3.04(a) and 3.04(b) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(d)Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership have been made by the Company, the A-1 Series, any Partner or any employee or representative or Affiliate of the Company, the A-1 Series or any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.01.    Capital Contributions of the Partners. Each Partner has made a Capital Contribution to the Partnership and owns Partnership Units in the amount and designation set forth for such Partner on Exhibit A, as the same may be amended from time to time by the REIT General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's ownership of Partnership Units. Except as provided by law or in Section 4.04, 10.04 or 13.02(d), the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

Section 4.02.    Classes of Partnership Units. From and after the date of this Agreement, subject to Section 4.03(a) below, the Partnership shall have one class of Partnership Units, entitled "OP Units." OP Units, at the election of the REIT General Partner, in its sole and absolute discretion, may be issued to Partners in exchange for any Capital Contributions by such Partners and/or the provision of services by such Partners; provided, that any Partnership Unit that is not specifically designated by the REIT General Partner as being of a particular class shall be deemed to be an OP Unit.

Section 4.03.    Issuances of Additional Partnership Interests.

(a)General. The REIT General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the REIT General Partner or the A-1 Series) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the REIT General Partner. The REIT General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the REIT General Partner concludes in good faith that such issuance is in the best interests of the Partnership and (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the REIT General Partner, without the approval of any other Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a "Partnership Unit Designation"). Without limiting the generality of the foregoing, but subject to Section 7.03(h) below, the REIT General Partner shall have authority to specify (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share in Partnership distributions; (D) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (D) the voting rights, if any, of each such class or series of Partnership Interests; and (E) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the REIT General Partner shall amend Exhibit A as appropriate to reflect such issuance.

(b)Issuances to the A-1 Series. No additional Partnership Units shall be issued by the REIT General Partner to the A-1 Series unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (A) the additional Partnership Units are (x) OP Units issued in connection with an issuance of Series A-1 Common REIT Shares or (y) Partnership Units (other than OP Units) issued in connection with an issuance of Preferred Shares, Junior Shares, New Securities or other interests in the Company associated with the A-1 Series (other than Series A-1 Common REIT Shares), which Preferred Shares, Junior Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the A-1 Series and (B) the A-1 Series directly or indirectly contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration, if any, received in connection with the issuance of such Series A-1 Common REIT Shares, Preferred Shares, Junior Shares, New Securities or other interests in the Company associated with the A-1 Series or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership. In the event that the Partnership issues additional Partnership Units pursuant to this Section 4.03(b), the REIT General Partner shall make such revisions to this Agreement (including the revisions described in Sections 6.02(b) and 8.06) as it determines are necessary to reflect the issuance of such additional Partnership Interests.
(c)No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.04.    Additional Funds and Capital Contributions.

(a)General. The REIT General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the redemption of Partnership Units, or for the conduct of the business and affairs of the Partnership, as reasonably determined by the REIT General Partner. Additional Funds may be obtained by the Partnership, at the election of the REIT General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.04 without the approval of any other Partner.

(b)Additional Capital Contributions. The REIT General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the REIT General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.03 above) in consideration therefor and the Percentage Interests of the REIT General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c)Loans by Third Parties. Subject in all events to the provisions of Section 7.01(a)(iv) hereof, the General Partners, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partners determine appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Limited Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d)General Partner Loans. Subject in all events to the provisions of Section 7.01(a)(iv) hereof, the General Partners, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the REIT General Partner (a "General Partner Loan"), if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by or on behalf of the REIT General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (A) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner (or by any group of Limited Partners) of any Partnership Interest or (B) such Debt is recourse to any Partner (unless the Limited Partner otherwise agrees).

(e)Issuance of Securities by the Company. The Company shall not issue any additional Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities unless the A-1 Series contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (i) in the case of an issuance of Series A-1 Common REIT Shares, Partnership Units or (ii) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the Company may issue Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities (A) pursuant to Section 4.05 or 8.06(b) hereof, (B) pursuant to a distribution (including any share split) wholly or partly of Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (C) upon a conversion, redemption or exchange of Preferred Shares, (D) upon a conversion of Junior Shares into Series A-1 Common REIT Shares, (E) upon a conversion, redemption, exchange or exercise of New Securities or, (F) pursuant to share grants or awards made pursuant to any Equity Incentive Plan of the Company. In the event of any issuance of additional Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities by the Company, and the direct or indirect contribution to the Partnership, by the A-1 Series, of the cash proceeds or other consideration received from such issuance, if any, the Partnership shall pay the Company's and the A-1 Series' expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred by the Company and the A-1 Series in connection with such issuance, then the A-1 Series shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the Company or the A-1 Series, as applicable, pursuant to Section 7.04(b) for the amount of such underwriter's discount or other expenses)

(f)Approval Rights of the Fortis General Partner Relating to Issuance of Securities by the Partnership.

i.Notwithstanding anything to the contrary contained in the other provisions of this Article IV, prior to the Refinance Date, without the consent of the Fortis General Partner, the REIT General Partner shall not:

1.permit (x) the Partnership, the Property Owner or any other Subsidiary of the Partnership to issue any additional Partnership Units or other partnership, membership or beneficial ownership interests or any other securities convertible into or exercisable for Partnership Units, or (y) the Company to issue any Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities, unless the Board of Directors, including a majority of its independent directors, has determined in good faith that it is necessary to issue Partnership Units (or other securities) to prevent an imminent foreclosure under the Existing Loan or foreclosure upon collateral pledged to secure the Existing Loan;

2.permit (x) the Partnership, the Property Owner or any other Subsidiary of the Partnership to issue any additional Partnership Units or other partnership, membership or beneficial ownership interests or any other securities convertible into or exercisable for Partnership Units, or (y) the Company to issue any Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities to the extent that the issuance could cause a default under the Existing Loan; and

3.permit (x) the Partnership, the Property Owner or any other Subsidiary of the Partnership to issue any additional Partnership Units or other partnership, membership or beneficial ownership interests or any other securities convertible into or exercisable for Partnership Units, or (y) the Company to issue any Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities to the extent that any such issuance could in any way reasonably be deemed to have the effect of diluting in a non-de minimis way (other than any "straight" dilution arising solely out of the change in relative ownership caused by the issuance of any such securities) the relative ownership of the Lincoln Street Holdings Limited Partner Group in the Partnership disproportionately in comparison to the other Holders of OP Units in the Partnership; or

ii.Notwithstanding anything to the contrary contained in the other provisions of this Article IV, on and after the Refinance Date, and prior to the Fortis Stepdown Date, without the consent of the Fortis General Partner, the REIT General Partner shall not permit (x) the Partnership, the Property Owner or any other Subsidiary of the Partnership to issue any additional Partnership Units or other partnership, membership or beneficial ownership interests or any other securities convertible into or exercisable for Partnership Units, or (y) the Company to issue any Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities.

iii.Any issuance of securities that requires the Fortis General Partner's consent under Section 4.04(f)(i) or Section 4.04(f)(ii) above shall deemed to be an Approval Matter for purposes of Section 7.01(a)(iv). Accordingly, from and after the occurrence of the Refinance Date, if the REIT General Partner requests that the Fortis General Partner consent to any such issuance under Section 4.04(f)(ii) and the Fortis General Partner disagrees and declines to consent to such issuance, then the REIT General Partner shall promptly notify the Fortis General Partner and the REIT General Partner shall be authorized to present such issuance to the Property Oversight Committee for the final determination of whether the requested issuance is to be effected. Prior to the Refinance Date, the Fortis General Partner and the REIT General Partner may jointly agree to present any such issuance under Section 4.04(f)(i) to the Property Oversight Committee for the final determination of whether the issuance is to be effected.

iv.Notwithstanding anything to the contrary contained in Section 4.04(f)(i) or Section 4.04(f)(ii) above, (A) the REIT General Partner may cause the Partnership to issue Partnership Interests or any other securities under any Equity Incentive Plan, in accordance with Section 4.05 below, and the Company may issue securities under any Equity Incentive Plan, to the extent that the fair market value (measured as of the date of issuance) of the aggregate units of such interests or securities issued in any calendar year does not exceed thirty-three thousand dollars ($33,000.00) in the aggregate; (B) the REIT General Partner may cause the Partnership to issue Overallotment Units (but only to Lincoln Street Holdings), and the Company may issue Series A-1 Common REIT Shares, in connection with any exercise of the underwriters' overallotment option in the IPO, and the REIT General Partner may cause the Partnership to issue OP Units upon the conversion of such Overallotment Units (but only in accordance with the Partnership Unit Designation for the Overallotment Units); and (C) the Company may issue Series A-1 Common REIT Shares pursuant to Section 8.06(b) hereof. In the event of any exercise of the underwriters' overallotment option in the IPO, the Fortis General Partner shall prepare an amendment to the annual operating budget to address the application by the Partnership of any cash proceeds received (directly or indirectly) by the Partnership in connection with the issuance of Overallotment Units (which amendment shall be deemed to constitute a material change to the annual operating budget), and the Fortis General Partner shall submit such amendment to the REIT General Partner for its written consent pursuant to Section 7.01(a)(iv)(F); provided that, for the avoidance of doubt, the application of any such proceeds shall require the joint approval of the Fortis General Partner and the REIT General Partner (other than to the extent expressly provided for in the then approved annual operating budget).

v.Notwithstanding anything to the contrary contained in the other provisions of this Article IV, prior to the Fortis Stepdown Date, the REIT General Partner shall not permit the Partnership to incur any Partnership Debt unless approved by the Fortis General Partner and the REIT General Partner, or approved by the Property Oversight Committee, as provided in Section 7.01.

Section 4.05.    Equity Incentive Plan.

(a)Options Granted to Company Employees and Independent Directors. If at any time or from time to time, in connection with an Equity Incentive Plan, a share option granted to a Company Employee or Independent Director and associated with the A-1 Series is duly exercised:

i.the A-1 Series shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Company by such exercising party in connection with the exercise of such share option.

ii.Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.05(a)(i) hereof, the A-1 Series shall be deemed to have contributed directly or indirectly to the Partnership, as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Units), an amount equal to the Value of a Series A-1 Common REIT Share as of the date of exercise multiplied by the number of Series A-1 Common REIT Shares then being issued in connection with the exercise of such share option.

iii.An equitable Percentage Interest adjustment shall be made in which the REIT General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.05(a)(ii) hereof.

(b)Special Valuation Rule. For purposes of this Section 4.05, in determining the Value of a Series A-1 Common REIT Share, only the trading date immediately preceding the exercise of the relevant share option under the Equity Incentive Plan shall be considered.

(c)Future Equity Incentive Plans. Subject in all events to the provisions of Section 7.01(a)(iv) hereof, nothing else in this Agreement shall be construed or applied to preclude or restrain the Company from adopting, modifying or terminating any Equity Incentive Plan, for the benefit of employees, directors or other business associates of the Company, the A-1 Series, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Company, amendments to this Section 4.05 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the REIT General Partner shall not be unreasonably withheld or delayed.

Section 4.06.    No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.07.    Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the REIT General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the REIT General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.08.    Not Publicly Traded. The General Partners, on behalf of the Partnership, shall use their best efforts not to take any action which would result in the Partnership being a "publicly traded partnership" under and as such term is defined in Code Section 7704(b), and by reason thereof, taxable as a corporation.

Section 4.09.    No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partners. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

DISTRIBUTIONS

Section 5.01.    Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the Partnership shall distribute at least quarterly all or such portion of amounts, at such times, as shall be determined in a manner consistent with the then approved annual operating budget, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on the Partnership Record Date with respect to such quarter: (a) first in respect of each class or series of issued and outstanding Preferred Units, if any, in accordance with the rights of such class(es) or series of Preferred Units (and, within such class(es) or series, pro rata in proportion to the respective Preferred Units on such Partnership Record Date); (b) second, in respect of any issued and outstanding OP Units held by the REIT General Partner or any Subsidiary of the A-1 Series, an amount equal to (i) the Series A-1 Common REIT Share Preference Amount in respect of any prior quarters and (ii) the Series A-1 Common REIT Share Preference Amount in respect of the current quarter (and between those OP units, pro rata in proportion to the relative number of those OP Units on the Partnership Record Date); (c) third, in respect of each issued and outstanding OP Unit other than those entitled to receive distributions pursuant to clause (b) above (and between those OP units, pro rata in proportion to the relative number of those OP Units on the Partnership Record Date), an amount equal to the distributions paid pursuant to clause (b)(ii) above in respect of such quarter to an OP Unit entitled to receive distributions pursuant to clause (b) above; and (d) thereafter, in respect of each issued and outstanding OP Unit, pro rata in proportion to the relative number of OP Units on the Partnership Record Date. Subject to the terms of any Partnership Unit Designation, in the event the Partnership does not distribute the Available Cash generated by the Partnership during a quarter in the manner required under this Section 5.01 (i.e., in a manner consistent with the then approved annual operating budget), then either the REIT General Partner or the Fortis General Partner may cause the Partnership to so distribute such Available Cash to the Holders of Partnership Units on the Partnership Record Date with respect to such quarter, but solely in a manner consistent with the then approved annual operating budget.

Subject to the terms of any Partnership Unit Designation, the REIT General Partner and the Fortis General Partner may, in their sole and absolute discretion, jointly cause the Partnership to distribute amounts in excess of the Available Cash generated by the Partnership during a quarter in accordance with the foregoing paragraph.

In addition, subject to the terms of any Partnership Unit Designation, after the Redemption Right Date, the Fortis General A-1 Partner will have the right, as determined by it in its sole and absolute discretion, to cause the Partnership to distribute to the Holders of Partnership Units on the Special Partnership Record Date, a special distribution of any Remaining Overallotment Proceeds: (a) first in respect of each class or series of issued and outstanding Preferred Units, if any, in accordance with the rights of such class(es) or series of Preferred Units (and, within such class(es) or series, pro rata in proportion to the respective Preferred Units on such Special Partnership Record Date); and (b) thereafter, in respect of each issued and outstanding OP Unit, pro rata in proportion to the relative number of OP Units on the Partnership Record Date; provided that (i) the Remaining Overallotment Proceeds are not committed to be applied under the then approved annual operating budget and (ii) any such special distribution could not adversely affect the ability of the A-1 Series' qualify as a REIT under the Code and Regulations (the "REIT Requirements").
Notwithstanding anything herein to the contrary, the REIT General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the A-1 Series' qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Company to pay A-1 Series member distributions that will (i) satisfy the requirements for the A-1 Series' qualification as a REIT under the REIT Requirements and (ii) except to the extent otherwise determined by the REIT General Partner, in its sole and absolute discretion, avoid any federal income or excise tax liability of the A-1 Series.
Section 5.02.    Distributions In Kind. No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The REIT General Partner and the Fortis General Partner may determine to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and X hereof.

Section 5.03.    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.04 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.01 hereof for all purposes under this Agreement.

Section 5.04.    Distributions Upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.02 hereof.

Section 5.05.    Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the REIT General Partner is hereby authorized to make such revisions to this Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.

Section 5.06.    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership and neither the REIT General Partner nor the Fortis General Partner, on behalf of the Partnership, shall make a distribution to any Holder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

ARTICLE VI

ALLOCATIONS

Section 6.01.    Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article VI, and subject to Section 11.06(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.02.    General Allocations.

(a)Allocations of Net Income and Net Loss.

i.Net Income. Except as otherwise provided herein, Net Income for any Partnership Year or other applicable period shall be allocated in the following order and priority:

1.First, to the Partners holding OP Units to the extent the cumulative Net Loss allocated to such holders pursuant to subparagraph (ii)(D) below exceeds the cumulative Net Income allocated to such holders pursuant to this subparagraph (i)(A) (and, among such holders, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is made);

2.Second, to the holders of any Partnership Interests that are entitled to any preference in distribution upon liquidation until the cumulative Net Income allocated under this subparagraph (B) equals the cumulative Net Loss allocated to such Partners under subparagraph (ii)(C);

3.Third, to the holders of any Partnership Units that are entitled to any preference in distribution in accordance with the rights of any other class of Partnership Units (for the avoidance of doubt, the Series A-1 Common REIT Share Preference Amount does not constitute a preference in distribution for the purposes of this clause (C)) until each such Partnership Unit has been allocated, on a cumulative basis pursuant to this subparagraph (i)(C)), Net Income equal to the amount of all accrued amounts which are attributable to the preference of such class of Partnership Unit (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is made);

4.Fourth, to the REIT General Partner and any Subsidiary of the A-1 Series to the extent that the REIT General Partner and such Subsidiaries have received distributions equal to the Series A-1 Common REIT Share Preference Amount;

5.Fifth, to the holders of OP Units to the extent they have received distributions pursuant to clause (3) of Section 5.01.

6.Thereafter, with respect to Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution (for the avoidance of doubt, the Series A-1 Common REIT Share Preference Amount does not constitute a preference in distribution for the purposes of this clause (F)), pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

ii.Net Loss. Except as otherwise provided herein, Net Loss for any Partnership Year or other applicable period shall be allocated in the following order and priority:

1.First, to each holder of Partnership Units in proportion to and to the extent of the amount by which the cumulative Net Income allocated to such Partner pursuant to subparagraph (i)(F) above exceeds, on a cumulative basis, the sum of (1) distributions with respect to such holder's Partnership Units pursuant to clauses (4), (3), and (2) (in the reverse order of the distribution priorities set forth in Section 5.01) of Section 5.01 and (2) Net Loss allocated to such Partner pursuant to this subparagraph (ii)(A);

2.Second, with respect to classes of Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution (for the avoidance of doubt, the Series A-1 Common REIT Share Preference Amount does not constitute a preference in distribution for the purposes of this clause (B)), pro rata to each such class in accordance with the terms of such class (and within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Partner pursuant to this subparagraph (ii)(B) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (1) with respect to a Partner who also holds classes of Partnership Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners' Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation and (2) by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year or other applicable period;

3.Third, with respect to classes of Partnership Units that are entitled to any preference in distribution upon liquidation (for the avoidance of doubt, the Series A-1 Common REIT Share Preference Amount does not constitute a preference in distribution for the purposes of this clause (C)), in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Partner pursuant to this subparagraph (ii)(C) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year or other applicable period; and

4.Thereafter, to the Partners holding OP Units, pro rata in proportion to the relative number of OP Units held by such Partners as of such date.

(b)Allocations to Reflect Issuance of Additional Partnership Units. Subject in all events to the terms of Section 7.03(h) below, in the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the REIT General Partner is hereby authorized to make such revisions to this Section 6.02 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units.

Section 6.03.    Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a)Regulatory Allocations.

i.Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704‑2(f), notwithstanding the provisions of Section 6.02 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704‑2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704‑2(f)(6) and 1.704‑2(j)(2). This Section 6.03(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704‑2(f) and shall be interpreted consistently therewith.

ii.Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704‑2(i)(4) or in Section 6.03(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704‑2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704‑2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Partners and other Holders pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704‑2(i)(4) and 1.704‑2(j)(2). This Section 6.03(a)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704‑2(i) and shall be interpreted consistently therewith.

iii.Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders of OP Units in accordance with their OP Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704‑2(i).

iv.Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704‑1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704‑1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 6.03(a)(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

v.Gross Income Allocation. In the event that any Holder has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

vi.Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m)(2) or Regulations Section 1.704‑1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations Section 1.704‑1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704‑1(b)(2)(iv)(m)(4) applies.

vii.Curative Allocations. The allocations set forth in Sections 6.03(a)(i), (ii), (iii), (iv), (v), and (vi) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704‑1(b) and 1.704‑2. Notwithstanding the provisions of Section 6.01 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate "nonrecourse liabilities" (within the meaning of Regulations Section 1.752‑1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the REIT General Partner and the Fortis General Partner in accordance with Regulations Section 1.752‑3(a)(3) and (b). The Partnership shall allocate "excess nonrecourse liabilities" of the Partnership under a method approved under Regulations Section 1.752‑3(a)(3) as chosen by the REIT General Partner and the Fortis General Partner.

Section 6.04.    Tax Allocations.

(a)In General. Except as otherwise provided in this Section 6.04, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders of Partnership Units in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.02 and 6.03 hereof.

(b)Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.04(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the REIT General Partner and the Fortis General Partner or as otherwise agreed by the REIT General Partner, the Fortis General Partner and such contributing partner; provided that the Fortis General Partner shall be entitled to designate the Code Section 704(c) method applicable to the Real Property. In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations or under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the REIT General Partner and the Fortis General Partner.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.01.    Management.

(a)Management.

i.Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partners as described in this Agreement, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership; provided that the General Partners shall not cause the Partnership or any Subsidiary to take any action (or fail to take any required action) that could adversely affect the ability of the A-1 Series to qualify as a REIT or that could subject the A-1 Series to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code (so long as the A-1 Series desires to maintain its qualification as a REIT).

ii.The REIT General Partner and the Fortis General Partner hereby agree that, until the occurrence of the Fortis Stepdown Date, the Fortis General Partner shall have the sole power and authority to manage the day to day business, affairs and operations of the Partnership, its Subsidiaries and the Real Property. In connection with the foregoing, subject to the Approval Matters described below and such matters that are expressly delegated to the authority of the REIT General Partner hereunder, the Fortis General Partner shall, until the occurrence of the Fortis Stepdown Date, have the sole authority to unilaterally take, without requiring the consent of the REIT General Partner in each case of clause (A) and clause (B) of this sentence, all actions generally described in this Agreement as (A) actions to be taken by, requiring the consent of, or under the authority of, the Fortis General Partner, as well as (B) actions to be taken by, requiring the consent of, or under the authority of, or the “General Partners”, but not “the REIT General Partner and the Fortis General Partner” or vice versa (which actions shall all require the joint consent of the REIT General Partner and the Fortis General Partner). The REIT General Partner and the Fortis General Partner further agree that until the occurrence of the Fortis Stepdown Date, the REIT General Partner shall have the sole authority to unilaterally take all actions generally described in this Agreement as actions to be taken by, requiring the consent of (other than with respect to Approval Matters, which shall require the consent of each of the Fortis General Partner and the REIT General Partner or the approval of the Property Oversight Committee), or under the authority of, the REIT General Partner. In addition, after the occurrence of the Fortis Stepdown Date, the REIT General Partner shall have the sole authority to unilaterally take all actions generally described in this Agreement as actions to be taken by, requiring the consent of, or under the authority of, the General Partners, the Fortis General Partner or the REIT General Partner.

iii.Until the occurrence of the Fortis Stepdown Date, other than in connection with any Approval Matters, the Fortis General Partner shall have the responsibility and sole authority to:

1.operate and act on behalf of the Partnership, its Subsidiaries and the Real Property, on a day-to-day basis;

2.generally, singularly manage and control (and make determinations of the Partnership with respect to) the management of the Real Property in accordance with the business plan and the then approved annual operating budget of the Partnership (it being agreed that such responsibility and authority includes managing and addressing "emergency circumstances" (e.g., imminent risk of personal injury to occupants or material damage to the Real Property, which circumstances shall not be contemplated by the business plan or approved annual operating budget));

3.monitor and manage the capital of the Partnership, provide reports, advice and recommendations to the REIT General Partner regarding financing needs and options (provided that for the avoidance of doubt, the foregoing shall not include Company-level or Series A-1 financing and issuance needs and options);

4.develop and recommend strategy with respect to the marketing and leasing of the Real Property to tenants to be reflected in the business plan and the then approved annual operating budget, including the development of leasing guidelines to be implemented in connection with the marketing and leasing program for the Real Property; and

5.evaluate, develop, and recommend whether and what capital expenditures, renovation, or redevelopment of the Real Property is desired for the Partnership.

The REIT General Partner shall have the responsibility and sole authority to pursue or negotiate any sale, transfer, assignment or other disposition of the Real Property or of the Property Owner or enter into (on behalf of the Partnership) a binding agreement providing for any such sale, transfer, assignment or other disposition, provided that any such binding agreement must be conditioned upon the receipt of the requisite consents under this Agreement and the LLC Agreement.
iv.Notwithstanding the foregoing, prior to the occurrence of the Fortis Stepdown Date, the Fortis General Partner shall not be authorized to, and shall not cause the Partnership to, take any action (including by preventing the Partnership from taking any action and thus causing the Partnership to engage in an omission) described below (the "Approval Matters") without the joint written consent of the REIT General Partner:

1.Incur indebtedness (other than trade payables incurred in the ordinary course operation of the business and affairs of the Partnership and its Subsidiaries); provided that notwithstanding the foregoing, in the event that (1) a material claim or liability has arisen for either Existing Loan Guarantor under the Existing Loan Guaranty, and (2) an amount equal to the full reimbursement for such claim or liability has not been adequately and fully reserved for by the Partnership or the A-1 Series upon fifteen (15) days written request by the Fortis General Partner, then the Fortis General Partner shall be authorized to unilaterally take all actions necessary on behalf of the Partnership and its Subsidiaries (including executing documents, instruments and agreements) to enter into a refinancing transaction for the Existing Loan with a third-party lender and on commercially reasonable terms;

2.Entering into, amending, modifying, extending or terminating any agreement, or otherwise engaging in any transaction between the Partnership or a Subsidiary of the Partnership, on the one hand, and any Affiliate or controlling person of (x) either General Partner, or (y) the Managing Member; it being agreed that, unless the terms of any such agreement otherwise provide, the REIT General Partner shall have the sole authority to unilaterally take all actions in order to enforce the rights of the Partnership or a Subsidiary of the Partnership under any such agreement with an Affiliate or controlling person of the Fortis General Partner and the Fortis General Partner shall have the sole authority to unilaterally take all actions in order to enforce the rights of the Partnership or a Subsidiary of the Partnership under any such agreement with an Affiliate or controlling person of the REIT General Partner or the Managing Member;

3.Amendment of this Agreement; it being agreed that the REIT General Partner may amend this Agreement without the consent of the Fortis General Partner solely to the extent the REIT General Partner is expressly authorized to do so under this Agreement;

4.The commitment by the Partnership, as lender, to make or accept, or the making or acceptance by the Partnership as lender of, any loan, and any material modification or amendment thereof or material waiver of any rights thereunder;

5.Issuing guaranties on behalf of the Partnership or a Subsidiary of the Partnership of obligations of any other Person or entity;

6.Approval of the annual operating budget and any material changes thereto (including the amount of Available Cash and any reserves contemplated thereby); provided that in the event that the Fortis General Partner and the REIT General Partner do not jointly approve, or the Property Oversight Committee does not approve, an annual operating budget by January 1 of a calendar year, then the most recently approved annual operating budget shall apply with deemed increases or decreases (x) for non-elective items in third-party required costs (such as real estate taxes, insurance, utilities, debt service and amounts payable under a lease or other binding contract), and (y) of five percent (5%) for any line items not otherwise adjusted under clause (x) above;

7.Incurring or permitting or causing the Partnership or any Subsidiary of the Partnership to incur any expenditure or taking or permitting or causing the Partnership or any Subsidiary of the Partnership to take any action which is inconsistent with the then approved annual operating budget; provided that the Fortis General Partner may cause the Partnership to incur expenses in excess of the approved annual operating budget so long as no budgeted expense line is exceeded by more than ten percent (10)% in any given year, and the total budgeted expense amount is not exceeded by more than five percent (5)% in any given year; provided that such limitation shall not apply to amounts necessary to pay non-discretionary third party costs (such as real estate taxes, insurance, utilities, debt service and amounts payable under a lease or other binding contract);

8.Instituting, prosecuting, defending or settling any legal, arbitration or administrative actions or proceedings on behalf of the Partnership, or any Subsidiary of the Partnership with an amount at issue or risk in excess of two hundred fifty thousand dollars ($250,000.00) in the aggregate (excluding claims arising in the ordinary course of business which are fully covered by insurance policies maintained by or on behalf of the Partnership or any Subsidiary of the Partnership);

9.Taking or causing the Partnership or a Subsidiary of the Partnership to take any action in order to enforce the rights of the Partnership or Subsidiary of the Partnership as (a) landlord under any lease, or (b) seller under any binding agreement of sale for all or any portion of the Real Property or any direct or indirect interest therein;

10.Settling any lawsuit or proceeding if the settlement requires a payment in excess of two hundred fifty thousand dollars ($250,000.00) or requires an admission of liability on the part of the Partnership or a Subsidiary of the Partnership;

11.Approving or disapproving or causing or permitting a Subsidiary of the Partnership to approve or disapprove a creditors' plan or any bankruptcy or similar proceeding involving any tenant under a lease or any guarantor of a tenant's obligations under a lease;

12.Entering into or causing or permitting any Subsidiary of the Partnership to enter into any lease or any material amendment, modification or termination of any lease, or accepting the surrender of any lease;

13.Initiating, joining in, acquiescing in, or consenting to any change in any material private restrictive covenant, zoning law or other public or private restriction, relating to the Real Property or cause or permit a Subsidiary of the Partnership to do any of the foregoing;

14.Approving any easement agreements, restrictive covenants or any encumbrances or servitudes to be put on record or affecting the title of the Real Property;

15.Approval of any material or non-ordinary course matters relating to compliance with environmental laws, or regarding any environmental or ecological matter relating to the Real Property, including selection of consultants in regard thereto and adoption of and implementation of any operation and maintenance program or any other program to remove or otherwise remediate hazardous materials;

16.Any merger or consolidation of the Partnership with or into any other entity or Person;

17.The filing of any insurance claim or any insurance settlement involving a claim which could reasonably be expected to exceed two hundred fifty thousand dollars ($250,000.00);

18.Causing the formation of any corporation or other Subsidiary entity owned or controlled by the Partnership;

19.Making any significant accounting decision for the Partnership which adversely affects a Partner;

20.Designating banks or trust companies (other than those expressly required by the documents relating to the Existing Loan) for the deposit and disbursement of all funds related to the Partnership and making any decisions with respect to the maintenance of such funds;

21.Refraining from making distributions of all then Available Cash on a quarterly basis, or creating reserves in excess of the amounts set forth in the then approved annual operating budget;

22.Causing the Partnership to issue any Partnership Interests or any other securities under or in connection with any Equity Incentive Plan, in accordance with Section 4.05 hereunder, to the extent that the fair market value (measured as of the date of issuance) of the aggregate units of such interests or securities issued in any calendar year exceeds thirty-three thousand dollars ($33,000.00) in the aggregate;

23.Taking any action on behalf of a Subsidiary of the Partnership, or approving or consenting to any action or decision of any Subsidiary of the Partnership, which in either case would be an Approval Matter if such action or decision were made or taken by, or with respect to, the Partnership;

24.Changing the name of the Partnership; and

25.Making material tax elections or decisions on behalf of the Partnership or any of its Subsidiaries.

v.From and after the occurrence of the Refinance Date, if the REIT General Partner requests that the Fortis General Partner take, cause or consent to an action that is an Approval Matter (including any issuance of securities that is deemed to be an Approval Matter pursuant to Section 4.04(f)) and the Fortis General Partner disagrees and declines to take, cause or consent to such action (or if the Fortis General Partner requests that the REIT General Partner consent to an action that is an Approval Matter and the REIT General Partner disagrees and declines to consent to such action), then either General Partner shall promptly notify the other General Partner and either General Partner shall be authorized to present such action to the Property Oversight Committee for the final determination of whether the requested action is to be taken. Prior to the Refinance Date, the Fortis General Partner and the REIT General Partner may jointly agree to present an action that is an Approval Matter (including any issuance of securities that is deemed to be an Approval Matter pursuant to Section 4.04(f)) to the Property Oversight Committee for the final determination of whether the action is to be taken; provided, however, that, prior to the Refinance Date, if the Fortis General Partner requests that the REIT General Partner consent to an action that is an Approval Matter and the REIT General Partner disagrees and declines to consent to such action, then the Fortis General Partner shall promptly notify the REIT General Partner and the Fortis General Partner shall be authorized to present such action to the Property Oversight Committee for the final determination of whether the requested action is to be taken. Prior to the Fortis Stepdown Date, the Property Oversight Committee shall have the authority to make the final determination as to whether a presented action that is an Approval Matter (including any issuance of securities that is deemed to be an Approval Matter pursuant to Section 4.04(f)) shall be taken and, notwithstanding anything to the contrary contained herein, if the Property Oversight Committee approves any such action, each of the Fortis General Partner and the REIT General Partner shall have the authority to unilaterally take such action.

vi.Notwithstanding anything to the contrary contained herein, prior to the Refinance Date, in the event that (1) the REIT General Partner elects to cause the Partnership to refinance the Existing Loan (whether through a third-party mortgage financing transaction or through a Company-level securities issuance or financing), (2) it has been determined in good faith by action of the Board of Directors, including by a majority of its independent directors, that refinancing the Existing Loan is necessary to prevent an imminent foreclosure under the Existing Loan or foreclosure upon collateral pledged to secure the Existing Loan, and (3) the Fortis General Partner does not consent to such proposed transaction by the REIT General Partner, then the REIT General Partner shall be authorized to present such refinancing decision to the Property Oversight Committee for the final determination of whether the requested action is to be taken.

(b)In exercising their authority under this Agreement, the REIT General Partner and the Fortis General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partners) of any action taken (or not taken) by it. Except as may be provided in a written agreement between the Partnership and the Limited Partners, the REIT General Partner, the Fortis General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by either the REIT General Partner or the Fortis General Partner pursuant to its authority under this Agreement provided, that such General Partners has acted in good faith and pursuant to its authority under this Agreement.

(c)On and after the Fortis Stepdown Date, the Fortis General Partner shall cease to be a General Partner, and all management and control power shall vest in the REIT General Partner, including over matters that are specified to be taken by the REIT General Partner, the Fortis General Partner or the General Partners under this Agreement.

(d)Notwithstanding anything else to the contrary in this Agreement, (i) the Fortis General Partner shall not be entitled to receive any allocations of profits or losses of the Partnership or items of Partnership income, gain, loss deduction or credit or any distributions from the Partnership, (ii) the Fortis General Partner shall have no economic interest in the Partnership as permitted by Section 17-401(a) of the Act and (iii) the Fortis General Partner shall not be a partner in the Partnership for federal, state or local income tax purposes.

Section 7.02.    Certificate of Limited Partnership. To the extent that such action is determined by the General Partners to be reasonable and necessary or appropriate, the General Partners shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partners shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partners shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.03.    Restrictions on General Partners' Authority.

(a)The General Partners may not take any action in contravention of an express prohibition or limitation of this Agreement, and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

(b)Except for, and solely to the extent of, amendments that this Agreement expressly authorizes the REIT General Partner to make, the REIT General Partner shall not be authorized to amend this Agreement (or permit the amendment, modification or termination of the organizational documents of the Property Owner or any other Subsidiary of the Partnership), without the written consent of a Majority in Interest of the Outside Limited Partners.

(c)Notwithstanding anything in Section 4.03 and Section 4.04 to the contrary, prior to the occurrence of the Refinance Date:

i.without the prior written consent of the Fortis General Partner, neither the Partnership, the Property Owner, the A-1 Series or any Subsidiary thereof nor the REIT General Partner shall take or omit to take any action that could reasonably be expected to cause any Existing Loan Guarantors to incur any actual liability in respect of the Existing Loan Guaranty.

ii.the REIT General Partner shall not be authorized to take any action without the prior consent of the Fortis General Partner if such action could be a matter listed in clauses (a) through (h) or the second paragraph of section 1.2 of the Guaranty, dated December 27, 2006 by Margaret Kestenbaum and Joel Kestenbaum (each individually, an "Existing Loan Guarantor" and, collectively, the "Existing Loan Guarantors") for the benefit of Wachovia Bank, National Association and UBS Real Estate Investments, Inc. entered into in connection with the Existing Loan (the "Existing Loan Guaranty").

(d)For so long as the OP Units issued to the Lincoln Street Holdings Limited Partner Group as of the date hereof remain outstanding and are held by Persons other than the REIT General Partner and its Affiliates, the holders of such OP Units (the "Voting Units") shall have the right to vote (as provided below) on a sale or other disposition in a transaction or series of related transactions of all or substantially all the A-1 Series' interest in the Partnership or the Partnership's interest in the Real Property (a "Significant Transaction") if the holders of the Series A-1 Common REIT Shares vote on such transaction. In the event of any such vote, the A-1 Series and/or the REIT General Partner and the Fortis General Partner shall not undertake the transaction in question unless the Company and the REIT General Partner and the Fortis General Partner shall have received (from the holders of Series A-1 Common REIT Shares and the holders of Voting Units, all of which Series A-1 Common REIT Shares and Voting Units shall be deemed for purposes of this Section 7.03(d) to be voting as one class) a number of affirmative votes that is equal to or greater than the number that is obtained by adding:

i.the minimum number of affirmative votes of the holders of the Series A-1 Common REIT Shares required under the LLC Agreement and the Bylaws or by law, plus

ii.(x) at any time during the Less Than Majority Period, the number that is equal to the Applicable Percentage of the aggregate number of votes of the holders of such then outstanding Voting Units, and (y) at any time following the Less Than Majority Period, the number that is equal to a majority of the aggregate number of votes of the holders of such then outstanding Voting Units.

For the purpose of the vote described in the preceding sentence, each such Voting Unit shall have one vote for each Series A-1 Common REIT Share deliverable by the A-1 Series in respect of such Voting Unit upon an exercise of the A-1 Series' right to acquire such Voting Units in exchange for Series A-1 Common REIT Shares pursuant to Section 8.06(b) hereof and votes shall be tallied by treating the holders of Voting Units and the holders of Series A-1 Common REIT Share as a single class.
(e)Notwithstanding Section 14.02, the REIT General Partner shall have the exclusive power, without the prior consent of the other Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

i.to add to the obligations of the REIT General Partner or surrender any right or power granted to the REIT General Partner or any Affiliate of the REIT General Partner for the benefit of the Limited Partners;

ii.to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership, all in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;

iii.to set forth the designations, rights, powers, duties and preferences of holders of any additional partnership units; but only to the extent issued pursuant to the terms of this Agreement;

iv.(a) to reflect such changes as are reasonably necessary for the A-1 Series to maintain or restore its qualification as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the REIT General Partner and any Qualified REIT Subsidiary;

v.to issue additional Partnership Interests in accordance with, and to the extent permitted under, Article IV;

vi.to change the name of the Partnership at any time and from time to time in accordance with, and to the extent permitted under, Section 2.02 and Section 7.01(iv);

vii.to change the address of the registered office of the Partnership in the State of Delaware and/or the registered agent for service of process on the Partnership in the State of Delaware at such registered office in accordance with, and to the extent permitted under, Section 2.03; and

viii.pursuant to Section 3.02(c).

Notwithstanding Section 14.02, the REIT General Partner and the Fortis General Partner, jointly, shall have the exclusive power, without the prior consent of the other Partners, to amend this Agreement as may be required (A) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and (B) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement.
The REIT General Partner will provide notice to the other Partners whenever any action under this Section 7.03(e) is taken.
(f)Notwithstanding Sections 7.03(b) and 7.03(e) hereof, this Agreement shall not be amended, and no action may be taken by the REIT General Partner or the Fortis General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the REIT General Partner acquiring such Partnership Interest), or (ii) modify the limited liability of a Limited Partner, or (iii) amend this Section 7.03(f).

(g)Notwithstanding Sections 7.03(b) and 7.03(e) hereof, except as provided in Section 3.02(c), this Agreement shall not be amended, and no action may be taken by the REIT General Partner or the Fortis General Partner, without the written consent of a Majority in Interest of the Outside Limited Partners, if such amendment or action would (i) alter or modify the Redemption rights or Series A-1 Common REIT Shares Amount as set forth in Section 8.06 hereof, or amend or modify any related definitions or (ii) amend this Section 7.03(g).

(h)Except to the extent required to reflect the distribution rights or priorities of Additional Limited Partners receiving additional Partnership Interests in the manner permitted under this Agreement (and the designation of any distribution preferences or priorities with respect to any such Additional Limited Partners and/or Partnership Interests and/or the Partnership Interests held by existing Partners) or except as provided in Section 3.02(c), without the written consent of a Majority in Interest of the Outside Limited Partners, the REIT General Partner and the Fortis General Partner shall not have the right (i) to amend this Agreement in order to alter (A) the manner in which Net Income and Net Loss are allocated, or (B) the manner in which "excess nonrecourse liabilities" of the Partnership are allocated, in each case, if any such amendment or modification could reasonably be deemed to have a non-de minimis adverse effect on the Lincoln Street Holdings Limited Partner Group, or (ii) to amend this Section 7.03(h).

Section 7.04.    Reimbursement of the General Partners and the Company

(a)Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), neither the REIT General Partner nor the Fortis General Partner shall be compensated for its services as general partner of the Partnership.

(b)The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's and the A-1 Series' ownership of their assets and their operations to the extent such expenses are not otherwise the responsibility of ETRE Asset Management, LLC pursuant to the Administrative Services Agreement. The General Partners and/or the A-1 Series are hereby authorized to pay compensation for budgeted accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partners and the A-1 Series shall be reimbursed on a monthly basis, or such other basis as the General Partners may determine in their sole and absolute discretion, for all budgeted third-party expenses that the General Partners and the A-1 Series incur relating to its ownership and/or operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses). Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.07 hereof. The Partners acknowledge that all such budgeted reimbursable expenses of the General Partners and the A-1 Series are deemed to be for the benefit of the Partnership and will be allocated to the Partnership and other entities in such a manner as the General Partners in their sole and absolute discretion deem fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of a General Partner and/or the A-1 Series.

(c)From and after the Redemption Right Date, if the Company, on behalf of or in relation to, the A-1 Series shall elect to purchase from its members or interestholders Series A-1 Common REIT Shares for the purpose of delivering such Series A-1 Common REIT Shares to satisfy an obligation under any distribution reinvestment program adopted by the Company, any employee share purchase plan adopted by the Company and/or the A-1 Series or any similar obligation or arrangement undertaken by the Company and/or the A-1 Series in the future or for the purpose of retiring such Series A-1 Common REIT Shares, the purchase price paid by the Company or the A-1 Series for such Series A-1 Common REIT Shares and any other expenses incurred by the Company or the A-1 Series in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the A-1 Series or reimbursed to the A-1 Series, subject to the condition that: (A) if such Series A-1 Common REIT Shares subsequently are sold by the Company or the A-1 Series, the A-1 Series, shall pay or cause to be paid to the Partnership any proceeds received by the Company or the A-1 Series for such Series A-1 Common REIT Shares (which sales proceeds shall include the amount of distributions reinvested under any distribution reinvestment or similar program; provided, that a transfer of Series A-1 Common REIT Shares for Partnership Units pursuant to Section 8.06 would not be considered a sale for such purposes); and (B) if such Series A-1 Common REIT Shares are not retransferred by the Company or the A-1 Series within thirty (30) days after the purchase thereof, or the A-1 Series otherwise determines not to retransfer such Series A-1 Common REIT Shares, the A-1 Series shall cause the Partnership to redeem a number of Partnership Units held by the A-1 Series equal to the number of such Series A-1 Common REIT Shares, as adjusted for share distributions, share splits and subdivisions, reverse share splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the REIT General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the REIT General Partner).

(d)As set forth in Section 4.04, the REIT General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that the Company, the A-1 Series and the REIT General Partner incur relating to the Company's offering of Series A-1 Common REIT Shares, Preferred Shares, Junior Shares or New Securities.

(e)If and to the extent any reimbursements to the REIT General Partner pursuant to this Section 7.04 constitute gross income of the REIT General Partner (as opposed to the repayment of advances made by the REIT General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

Section 7.05.    Outside Activities of Certain Affiliates of the General Partners. Without limiting the other powers granted to the General Partners under this Agreement, but subject to any other agreements entered into by an "Identified Person" or its Affiliates, the officers, directors, employees, agents, managers, Affiliates and members of each General Partner (each, an "Identified Person" and, collectively, the "Identified Persons") shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership or that provide services or assistance to Persons that are in direct or indirect competition with the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of the REIT General Partner's Identified Persons or the Fortis General Partner's Identified Persons. None of the Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (a) engaging in the same or similar business activities or lines of business in which the Partnership or any of its Affiliates now engages or proposes to engage or (b) otherwise competing with the Partnership or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Partnership or its Partners or to any Affiliate of the Partnership for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Partnership hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity (which, for purposes of this Section 7.05, includes any investment or business opportunity or potential transaction or matter, including without limitation those that might be the same as or similar to the Partnership's or its Affiliates' business or activities) which may be a corporate opportunity for the Partnership or any of its Affiliates. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for the Partnership or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Partnership or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Partnership or its Partners or interestholders or to any Affiliate of the Partnership for breach of any fiduciary duty as a equityholder, general partner or officer of the Partnership solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person. For the avoidance of doubt, the REIT General Partner is not an "Identified Person" and the REIT General Partner shall therefore not be afforded the protections of this Section 7.05.

Section 7.06.    Contracts with Affiliates.

(a)Subject to the provisions of Section 7.01(a)(iv), the Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partners. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)Subject to the provisions of Section 7.01(a)(iv), the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partners, in their sole and absolute discretion, believe to be advisable.

Section 7.07.    Indemnification.

(a)To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for fraud, gross negligence, intentional misconduct, a knowing violation of the law, or a violation of the terms of this Agreement, (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partners are hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.07 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.07(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partners and any Indemnitees, and none of the REIT General Partner, the Fortis General Partner, or any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07.

(b)To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07(b) has been met and (ii) a written undertaking by or on behalf of the Indemnitee (provided that if the Indemnitee is not reasonably determined to be a creditworthy person, then such undertaking shall be secured by an undertaking of a creditworthy Affiliate of such Indemnitee) to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(c)The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)The Partnership shall purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partners shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the REIT General Partner, the A-1 Series or the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.07, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(f)In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership's liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)If and to the extent any payments to the REIT General Partner pursuant to this Section 7.07 constitute gross income to the REIT General Partner (as opposed to the repayment of advances made on behalf of the Partnership) such amounts shall be treated as "guaranteed payments" for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

Section 7.08.    Liability of the General Partners.

(a)Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partners or their members, managers or officers or the Company, the A-1 Series or the Managing Member, or any of their respective directors, officers or managers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partners, Company, A-1 Series, Managing Member or member, manager, director or officer acted in good faith; provided that the foregoing shall not include acts that constitute fraud, gross negligence, intentional misconduct, a knowing violation of the law or a violation of the terms of this Agreement.

(b)In general, each of the REIT General Partner and the Fortis General Partner shall consider the interests of the other Partners in deciding whether to cause the Partnership to take (or decline to take) any actions. Notwithstanding the foregoing, the Limited Partners expressly acknowledge that the REIT General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company's members associated with the A-1 Series collectively and that the REIT General Partner is under no obligation to give parity or priority to the separate interests of the Limited Partners over the interests of the REIT General Partner and its Subsidiaries or the Company's members associated with the A-1 Series (including, without limitation, the tax consequences to Limited Partners, Assignees or the Company's members associated with the A-1 Series) in deciding whether to cause the Partnership to take (or decline to take) any actions. Furthermore, the Limited Partners expressly acknowledge that, (i) if there is a conflict or inconsistency between the interests of the members of the Company associated with the A-1 Series on one hand and the Limited Partners on the other, the REIT General Partner will be free to act solely in the best interests of the members of the Company associated with the A-1 Series, and (ii) if there is a conflict or inconsistency between the interests of the Lincoln Street Holdings Limited Partner Group on one hand and the other Partners on the other, the Fortis General Partner will be free to act solely in the best interests of the members of the Lincoln Street Holdings Limited Partner Group. The REIT General Partner and the Fortis General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary or other damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the REIT General Partner or the Fortis General Partner, as applicable, has acted in good faith in determining a conflict or inconsistency of the type described above exists; provided that the foregoing shall not include acts that constitute fraud, gross negligence, willful misconduct, a knowing violation of the law, or a violation of the terms of this Agreement. In any case where a General Partner is authorized or required to take or omit an action, make any decision, determination or valuation or grant or withhold any approval, consent or waiver: (i) it may do so (or not do so) in its sole and absolute discretion or judgment; (ii) it shall be entitled to (but not required to) take into account any considerations, interests or factors it deems appropriate or desirable, including its own interests and interests of its Affiliates; and (iii) when doing so, it shall not be subject to any duties or standards (including fiduciary or similar duties or standards) existing under the Act (or in equity).

(c)Subject to its obligations and duties as a General Partner set forth in Section 7.01(a) hereof, a General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). A General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)To the extent that, at law or in equity, a General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.

(e)Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, manager or member of the a General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a nonappealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct, or gross negligence, knowing violation of law or a violation of this Agreement, or pursuant to any such express indemnity, no property or assets of a General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. To the fullest extent permitted by law, no officer, manager or member of any Limited Partner shall be liable to the Partnership for money damages. Without limitation of the foregoing, no property or assets of any Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by a representative of each General Partner solely as a representative of the same and not in its own individual capacities.

(f)Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations on a General Partner's, and its officers' and members', liability to the Partnership and the Limited Partners under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.09.    Other Matters Concerning the General Partners, the A-1 Series and the Company.

(a)The REIT General Partner, the Fortis General Partner and the Company may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)Each of the REIT General Partner and the Fortis General Partner and the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that such General Partner and the Company reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)Each of the REIT General Partner and the Fortis General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the REIT General Partner or the Fortis General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by such General Partner hereunder.

(d)Notwithstanding any other provision of this Agreement or the Act, any action of the REIT General Partner and the Fortis General Partner on behalf of the Partnership or any decision of the REIT General Partner and the Fortis General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to prevent the Partnership or the Company from being subject to regulation under the Investment Company Act is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10.    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets shall be held in the name of the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11.    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the REIT General Partner and the Fortis General Partner have full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partners as if they were the Partnership's sole parties in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partners in connection with any such dealing. In no event shall any Person dealing with the General Partners or their representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partners or their representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership the General Partners or their representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership; provided that the foregoing shall not serve as an expansion or modification to the authority and limitations on authority of a General Partner under the terms of this Agreement.

Section 7.12.    Certain Covenants.

(a)Existing Loan. The Partnership shall use commercially reasonable efforts to cause the Property Owner to refinance the Existing Loan prior to January 11, 2017. Such refinancing (x) may include reserves for the expiration of the Existing Lease and (y) may consist of senior Debt, mezzanine Debt, preferred equity, common equity, or any combination of the foregoing, in any case, issued by any of the Company or its Subsidiaries. In connection with such refinancing:

i.The Partnership shall use commercially reasonable efforts to cause the Existing Loan Guaranty to be released in connection with any such refinancing; provided that the Partnership shall have no obligation to cause any other obligations, guaranties, indemnification agreements, letters of credit posted as security or other similar obligations to be released;

ii.Concurrently with the execution of this Agreement, the Partnership shall enter into an indemnification agreement, in substantially the form attached hereto as Exhibit C, with respect to any obligation of Joel Kestenbaum and Margaret Kestenbaum under any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations provided in the connection with the Existing Loan (the "Existing Loan Indemnity"); and

iii.Neither the Lincoln Street Holdings Limited Partner (nor any of its Affiliates) shall be required to serve as a guarantor (or in any other similar capacity) of any Debt resulting from such refinancing without such Person's prior written consent.

(b)Asset Management Agreement. Upon the closing of the IPO, the REIT General Partner shall cause the Partnership to enter into the Asset Management Agreement. So long as either (i) the Refinance Date has not occurred, or (ii) the Lincoln Street Holdings Limited Partner Group owns, in the aggregate, seven point five percent (7.5%) or more of the combined issued and outstanding OP Units and Series A-1 Common REIT Shares, the REIT General Partner shall cause the Partnership to keep the Asset Management Agreement in place; provided that the Asset Management Agreement may have certain "cause" based termination provisions in accordance with its terms (all to the extent set forth therein), and the foregoing shall not restrict the REIT General Partner's authority to unilaterally take actions approved and authorized by the Property Oversight Committee.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.01.    Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Section 10.04, 13.02(d) or under the Act.

Section 8.02.    Management of Business. No Limited Partner or Assignee (other than a General Partner, any of its Affiliates or any officer, member, employee, partner, agent or director of a General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a General Partner, any of its Affiliates or any officer, director, member, manager, employee, partner, agent, representative, shareholder or trustee of a General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.03.    Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with a General Partner, the Partnership, the A-1 Series or any Affiliate thereof (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, manager, employee, agent, trustee, Affiliate, member, or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to the agreements, referenced in the first sentence of this Section 8.03, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.06(d) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the REIT General Partner and the Fortis General Partner, the Partnership, the A-1 Series or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner, the A-1 Series or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner, the A-1 Series or such other Person, could be taken by such Person. To the fullest extent permitted by law, the Partnership hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity (which, for purposes of this Section 8.03, includes any investment or business opportunity or potential transaction or matter, including without limitation those that might be the same as or similar to the Partnership's or its Affiliates' business or activities) which may be a corporate opportunity for the Partnership or any of its Affiliates. In the event that any Limited Partner or Affiliate acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for the Partnership or any of its Affiliates, such Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Partnership or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Partnership or its Partners or interestholders or to any Affiliate of the Partnership for breach of any fiduciary duty as a equityholder, limited partner or officer of the Partnership solely by reason of the fact that such Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Section 8.04.    Return of Capital. Except pursuant to the Right of Redemption set forth in Section 8.06 hereof no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement, upon termination of the Partnership as provided herein or upon a merger of the Company or a sale by the A-1 Series of all or substantially all of its assets pursuant to Section 7.01(a)(iii) hereof. Except to the extent provided in Article VI hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.05.    Adjustment Factor. The Partnership shall notify any Limited Partner, (i) on request, of the then current Adjustment Factor, and (ii) promptly upon any change made to the Adjustment Factor.

Section 8.06.    Redemption Rights.

(a)Subject to the provisions of any agreement to which OP Units are issued, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the OP Units held by such Limited Partner (such OP Units being hereafter referred to as "Tendered Units") in exchange for the Cash Amount (a "Redemption") unless the terms of such OP Units or a separate agreement entered into between the Partnership and the holder of such OP Units provided that such OP Units are not entitled to a right of Redemption, provided that (i) such OP Units shall have been outstanding for at least one year (or such lesser time as determined by the REIT General Partner in its sole and absolute discretion) or (ii) in the case of any OP Units issued to the Lincoln Street Holdings Limited Partner Group as of the date hereof, such OP Units have been outstanding for at least six months and the Redemption Right Date shall have occurred (but otherwise without the one year limitation set forth in clause (i) above). The Tendering Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the REIT General Partner by the Limited Partner who is exercising the right (the "Tendering Partner"). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date.

(b)Notwithstanding Section 8.06(a) above, if a Limited Partner has delivered to the REIT General Partner a Notice of Redemption then the A-1 Series may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of Series A-1 Common REIT Shares set forth in the LLC Agreement) elect to assume and satisfy the Partnership's Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the Series A-1 Common REIT Shares Amount (as of the Specified Redemption Date) and, if the A-1 Series so elects, the Tendering Partner shall sell the Tendered Units to the A-1 Series in exchange for the Series A-1 Common REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The A-1 Series shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after the its receipt of the Notice of Redemption. For the avoidance of doubt, all Series A-1 Common REIT Shares to be provided to a Limited Partner in accordance with this Section 8.06 shall be eligible for the rights under that certain Registration Rights Agreement, dated as of [], 2015, by and among the Company, the A-1 Series and Lincoln Street Holdings.

(c)The Series A-1 Common REIT Shares Amount, if applicable, shall be delivered by the Company to the A-1 Series and by the A-1 Series to the Tendering Partner as duly authorized, validly issued, fully paid and nonassessable Series A-1 Common REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the LLC Agreement or the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Series A-1 Common REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.06(e)), the Tendering Partner shall be deemed the owner of such Series A-1 Common REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the Series A-1 Common REIT Shares for which the Partnership Units might be exchanged shall also bear such restrictive legends that the REIT General Partner determines are appropriate to mark transfer, ownership or other restrictions and limitations applicable to the Series A-1 Common REIT Shares.

(d)Each Limited Partner covenants and agrees with the REIT General Partner that all Tendered Units shall be delivered to the REIT General Partner or the A-1 Series free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the REIT General Partner and the A-1 Series shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the REIT General Partner or the A-1 Series (or their respective designees), such Limited Partner shall assume and pay such transfer tax.

(e)Notwithstanding the provisions of Section 8.06(a), 8.06(b), 8.06(c) or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for Series A-1 Common REIT Shares to the extent (a) the ownership or right to acquire Series A-1 Common REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the restrictions on ownership and transfer of Series A-1 Common REIT Shares set forth in Article XIII of the LLC Agreement of the Company or (b) in the reasonable judgment of the REIT General Partner, the Redemption or exchange would cause a default under the Existing Loan, and (ii) shall have no rights under this Agreement to acquire Series A-1 Common REIT Shares which would otherwise be prohibited under Article XIII of the LLC Agreement or under the Existing Loan. To the extent any attempted Redemption or exchange for Series A-1 Common REIT Shares would be in violation of this Section 8.06(e), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the Series A-1 Common REIT Shares otherwise issuable upon such exchange.

(f)Notwithstanding anything herein to the contrary (but subject to Section 8.06(e)), with respect to any Redemption or exchange for Series A-1 Common REIT Shares pursuant to this Section 8.06: (i) any OP Units acquired by the REIT General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be REIT General Partner Interests; (ii) without the consent of the REIT General Partner, each Limited Partner may effect a Redemption only one time in each fiscal quarter; (iii) without the consent of the REIT General Partner, each Limited Partner may not effect a Redemption for less than one thousand (1,000) OP Units or, if the Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner; (iv) without the consent of the REIT General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Company for a distribution to its members associated with the A-1 Series of some or all of the A-1 Series' and REIT General Partner's portion of such distribution (provided that such period shall not be longer than three (3) days); (v) the consummation of any Redemption or exchange for Series A-1 Common REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) each Tendering Partner shall continue to own all OP Units subject to any Redemption or exchange for Series A-1 Common REIT Shares, and be treated as a Limited Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the REIT General Partner or the A-1 Series and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a member of the Company associated with the A-1 Series with respect to such Tendering Partner's OP Units.

(g)In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.04, the REIT General Partner shall make such revisions to this Section 8.06 as it determines are necessary to reflect the issuance of such additional Partnership Interests; provided that such revisions shall not adversely affect any rights of any existing Limited Partner under this Section 8.06 without the express written consent of such Limited Partner.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.01.    Records and Accounting.

(a)Except as set forth in Section 9.01(c), the Fortis General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partners to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.05 or 9.03 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b)The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the REIT General Partner and the Fortis General Partner determine to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the REIT General Partner and the Fortis General Partner may operate with integrated or consolidated accounting records, operations and principles. The Partnership also shall maintain its tax books on the accrual basis.

(c)The REIT General Partner shall, keep the Partnership's listing of partners and the Partnership's interest register.

Section 9.02.    Partnership Year. The Partnership Year of the Partnership shall be the calendar year.

Section 9.03.    Reports.

(a)As soon as practicable, but in no event later than the date on which the Company mails its annual report to its members associated with the A-1 Series, the Fortis General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Company.

(b)If and to the extent that the Company mails quarterly reports to its members associated with the A-1 Series, as soon as practicable, but in no event later than the date on such reports are mailed, the Fortis General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, and such other information as may be required by applicable law or regulations, or as the Company determines to be appropriate.

(c)At the request of any Limited Partner, the Fortis General Partner shall provide access to the books, records and work paper upon which the reports required by this Section 9.03 are based, to the extent required by the Act.

ARTICLE X

TAX MATTERS

Section 10.01.    Preparation of Tax Returns. The Fortis General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes; provided that the Fortis General Partner shall consult with the REIT General Partner and shall consider in good faith all comments from the REIT General Partner. The Limited Partners shall promptly provide the Fortis General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the Fortis General Partner from time to time.

Section 10.02.    Tax Elections. Except as otherwise provided herein, the REIT General Partner and the Fortis General Partner shall, in their sole and absolute discretion, jointly determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties. The REIT General Partner and the Fortis General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the REIT General Partner's and the Fortis General Partner's determination in their sole and absolute discretion that such revocation is in the best interests of the Partners. Notwithstanding the general provisions of this Section 10.02 (except as otherwise expressly agreed), any tax elections or determinations to not make a tax election that could have in the reasonable judgment of the REIT General Partner and the Fortis General Partner a disproportionately adverse effect on the Lincoln Street Holdings Limited Partner Group shall require the prior written consent of the Majority in Interest of the Outside Limited Partners.

Section 10.03.    Tax Matters Partner.

(a)The Fortis General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes; provided that the tax matters partner shall consult with the REIT General Partner and shall consider in good faith all comments from the REIT General Partner. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.04 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

(b)The tax matters partner is authorized, but not required:

i.to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review");

ii.in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

iii.to intervene in any action brought by any other Partner for judicial review of a final adjustment;

iv.to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

v.to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

vi.to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The provisions relating to indemnification of the General Partners set forth in Section 7.07 hereof shall be fully applicable to the tax matters partner in its capacity as such.
Section 10.04.    Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the REIT General Partner and the Fortis General Partner determine that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446 and Treasury Regulations thereunder. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any withheld amounts shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the REIT General Partner and the Fortis General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the REIT General Partner and the Fortis General Partner determine, in their sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.04. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.04 when due, the REIT General Partner and the Fortis General Partner may, in their sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the REIT General Partner and the Fortis General Partner shall request in order to perfect or enforce the security interest created hereunder.

Section 10.05.    Organizational Expenses. The Partnership shall elect to amortize expenses, if any, incurred by it in organizing the Partnership ratably over a one hundred eighty (180) month period as provided in Code Section 709.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.01.    Transfer.

(a)No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio unless consented to by the REIT General Partner in its sole and absolute discretion.

(c)No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752‑4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the REIT General Partner and the Fortis General Partner in their sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the REIT General Partner to redeem or exchange for Series A-1 Common REIT Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.02.    Transfer of A General Partner's Partnership Interest.

(a)No Transfer of the Partnership Interest of the Fortis General Partner and no Transfer of any ownership interest in any direct or indirect owner of the Fortis General Partner may be made without the consent of the REIT General Partner; provided, however, that a Transfer of an ownership interest in Fortis Property Group, LLC shall not require the consent of the REIT General Partner to the extent such Transfer does not result in a Change of Control. In addition, the Fortis General Partner may not withdraw as a General Partner if, in the judgment of the REIT General Partner, the withdrawal would cause a default under the Existing Loan. The REIT General Partner may not transfer any of its Partnership Interests except in connection with (i) a transaction permitted under Section 11.02(b), (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the members of such General Partner immediately prior to the consummation, (iii) a transfer to any Person that is a successor to such General Partner, (iv) a transfer to any Subsidiary of the REIT General Partner, (v) any transaction or series of related or similar transactions (each a "Separation Transaction") in which the Partnership Interests of the REIT General Partner or its Subsidiaries are transferred to one or more Subsidiaries of the REIT General Partner with a view to the distribution of the ownership interests of the transferee Subsidiary or Subsidiaries to the holders of limited liability company interests associated with the A-1 Series, or (vi) as otherwise expressly permitted under this Agreement, nor shall the REIT General Partner withdraw as a General Partner except in connection with a transaction permitted under Section 11.02(b) or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.02(a). Any transferee of the entire General Partner Interest of the REIT General Partner pursuant to this Section 11.02(a) shall automatically become, without further action or consent of any Limited Partners, the REIT General Partner, subject to all the rights, privileges, duties and obligations of the REIT General Partner under this Agreement. Upon any Transfer permitted by this Section 11.02(a), the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.03 and Section 11.04 hereof shall not apply to any Transfer permitted by this Section 11.02(a).

(b)Notwithstanding Section 11.02(a) above, the REIT General Partner may, without the consent of the Limited Partners, transfer any or all of its Partnership Interest or permit the transfer of interests in itself in connection with any merger or sale of all or substantially all of the assets or shares of the REIT General Partner, or any third-party purchase offer, tender offer or exchange offer in respect of the Series A-1 Common REIT Shares and OP Units that has been accepted by the holders of more than fifty percent (50%) of the aggregate outstanding Series A-1 Common REIT Shares and OP Units (excluding OP Units held by the Company, the A-1 Series and their respective Subsidiaries), as the case may be; provided, however, that, to the extent any such transaction constitutes a Significant Transaction, such transaction shall be subject to the conditions of Section 7.03(d) hereof.

Section 11.03.    Transfer of Limited Partners' Partnership Interests.

(a)No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee (i) without the written consent of the REIT General Partner, which consent may be withheld in its sole and absolute discretion, or (ii) other than to a Permitted Transferee.

(b)Without limiting the generality of Section 11.03(a) hereof, it is expressly understood and agreed that the REIT General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.03(a) above unless such Transfer meets each of the following conditions:

i.The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the REIT General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the LLC Agreement that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.05 hereof.

ii.Such Transfer is effective as of the first day of a fiscal quarter of the Partnership.

(c)If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(d)In connection with any proposed Transfer of a Limited Partner Interest other than to a Permitted Transferee, the REIT General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred, and, in connection with any proposed Transfer of a Limited Partner Interest to a Permitted Transferee, the REIT General Partner shall have the right to receive written confirmation from such Permitted Transferee of its status as an accredited investor (within the meaning of Regulation D under the Securities Act) and other factual matters for purposes of verifying that the proposed Transfer may be effected without registration under the Securities Act.

(e)No Transfer by a Limited Partner of its Partnership Interests (excluding a Redemption but including any other acquisition of Partnership Units by the Partnership or the REIT General Partner) may be made to or by any person (including a Transfer to a Permitted Transferee), without the consent of the REIT General Partner in its sole discretion, if (A) (i) in the opinion of legal counsel for the Partnership, there is a significant risk that it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, (ii) such Transfer would be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704, (iii) such Transfer would result in the Partnership being unable to qualify for one or more of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof) " within the meaning of Section 7704 of the Code) (the "Safe Harbors") or (iv) in the opinion of legal counsel for the Partnership, there is a risk that such transfer would adversely affect the ability of the A-1 Series to continue to qualify as a REIT or subject the A-1 Series to any additional taxes under Code Section 857 or Code Section 4981, or (B) in the judgment of the REIT General Partner, the Transfer would cause a default under the Existing Loan.

Section 11.04.    Substituted Limited Partners.

(a)A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the REIT General Partner pursuant to Section 11.03(a) may be admitted as a Substituted Limited Partner only with the consent of the REIT General Partner, which consent may be given or withheld by the REIT General Partner in its sole and absolute discretion. A transferee of the interest of a Limited Partner to a Permitted Transferee shall be admitted as a Substituted Limited Partner provided that such Permitted Transferee complies with the provisions of clauses (i), (ii) and (iii) below. The failure or refusal by the REIT General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the REIT General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the REIT General Partner (i) evidence of acceptance, in form and substance satisfactory to the REIT General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the REIT General Partner, to effect such Assignee's admission as a Substituted Limited Partner. An Assignee that is a Permitted Transferee may satisfy the foregoing requirements by executing a joinder in the form attached hereto as Exhibit H and furnishing such joinder to the REIT General Partner.

(b)A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)Upon the admission of a Substituted Limited Partner, the REIT General Partner shall be authorized to amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.05.    Assignees. If the REIT General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer permitted by the REIT General Partner pursuant to Section 11.03(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
Section 11.06.    General Provisions.

(a)No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the REIT General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation.

(b)Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to by the REIT General Partner pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation, (iii) to the REIT General Partner, whether or not pursuant to Section 8.06(b) hereof, or (iv) to a Permitted Transferee, shall cease to be a Limited Partner.

(c)If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the REIT General Partner pursuant to Section 8.06 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using the "interim closing of the books" method or another permissible method selected by the REIT General Partner (unless the REIT General Partner in its sole and absolute discretion elects to adopt a daily, weekly or monthly proration period, in which case Net Income or Net Loss shall be allocated based upon the applicable method selected by the REIT General Partner). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d)In no event may any Transfer or assignment of a Partnership Interest by any Partner (other than any Redemption, but including any Transfer to a Permitted Transferee or acquisition of Partnership Units by the REIT General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the Company to cease to comply with the REIT Requirements; (v) except with the consent of the REIT General Partner, if such Transfer, in the opinion of counsel to the Partnership or the REIT General Partner, would create a significant risk that such transfer would cause a termination of the Partnership for federal or state income tax purposes; (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the REIT General Partner) of all Partnership Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); unless an applicable exemption exists; (viii) without the consent of the REIT General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3 101(f); (ix) if such Transfer would, in the opinion of legal counsel to the Partnership or the REIT General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3 101; (x) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xi) except with the consent of the REIT General Partner, if such transfer would be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704, could cause the Partnership to become a "publicly traded partnership" as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or could cause the Partnership to fail one or more of the Safe Harbors; (xii) if such Transfer causes the Partnership (as opposed to the Company) to become a reporting company under the Exchange Act; (xiii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (xiv) if such transfer could cause a default under the Existing Loan.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.01.    Admission of Successor General Partner. A successor to all of the REIT General Partner Partner's General Partner Interest pursuant to Section 11.02 hereof who is proposed to be admitted as a successor REIT General Partner shall be admitted to the Partnership as the successor REIT General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor REIT General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the REIT General Partner shall be authorized to amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional Limited Partner.

Section 12.02.    Admission of Additional Limited Partners.

(a)After the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the REIT General Partner (i) evidence of acceptance, in form and substance satisfactory to the REIT General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the REIT General Partner in order to effect such Person's admission as an Additional Limited Partner and the satisfaction of all the conditions set forth in this Section 12.02.

(b)Notwithstanding anything to the contrary in this Section 12.02, no Person shall be admitted as an Additional Limited Partner without the consent of the REIT General Partner, which consent may be given or withheld in the REIT General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the REIT General Partner to such admission.

(c)If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the REIT General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.06(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.03.    Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the REIT General Partner shall be authorized to take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.04 hereof.

Section 12.04.    Limit on Number of Partners. Unless otherwise permitted by the REIT General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.05.    Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as an Additional Limited Partner.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.01.    Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of a General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

(a)a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that a General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against a General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, any remaining General Partner and a Majority in Interest of the remaining Outside Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

(b)an election to dissolve the Partnership made by the REIT General Partner and the Fortis General Partner in their sole and absolute discretion, with or without the consent of Limited Partners;

(c)entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(d)the occurrence of a Terminating Capital Transaction; or

(e)the Redemption (or acquisition by the REIT General Partner) of all Partnership Units other than Partnership Units held by the REIT General Partner; or

(f)the Incapacity or withdrawal of both General Partners, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partners.

Section 13.02.    Winding Up.

(c)Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The REIT General Partner and the Fortis General Partner or, in the event that there is no remaining General Partner or the General Partners have both dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by Holders of a majority in interest of the Limited Partners (a General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the REIT General Partner, include shares of stock in the REIT General Partner) shall be applied and distributed in the following order:

(i)First, to the satisfaction of all of the Partnership's Debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(ii)Second, to the satisfaction of all of the Partnership's Debts and liabilities to the General Partners (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.04 hereof;

(iii)Third, to the satisfaction of all of the Partnership's Debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iv)The balance, if any, to the REIT General Partner, the Limited Partners and any Assignees in accordance with the provisions of Section 5.01 hereof.

The General Partners shall not receive any additional compensation for any services performed pursuant to this Article XIII.
(d)Notwithstanding the provisions of Section 13.02(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(e)In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704‑1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a "Capital Account Deficit"), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever.

(f)Notwithstanding the foregoing, if the REIT General Partner has a Capital Account Deficit, the REIT General Partner shall contribute to the capital of the Partnership the amount necessary to restore such Capital Account Deficit balance to zero; and the second sentence of Section 13.02(c) shall not apply with respect to any other Partner to the extent, but only to the extent, that such Partner previously has agreed in writing, with the consent of the REIT General Partner and the Fortis General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership. Any contribution required of a Partner under this Section 13.02(d) shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation.

(g)In the sole and absolute discretion of the REIT General Partner and the Fortis General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:

(i)distributed to a trust established for the benefit of the General Partners and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partners and the Limited Partners, from time to time, in the reasonable discretion of the General Partners or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the REIT General Partner and the Fortis General Partner and the Limited Partners pursuant to this Agreement; or

(ii)withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partners and Limited Partners in the manner and order of priority set forth in Section 13.02(a) hereof as soon as practicable.

Section 13.03.    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.03 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.04 hereof.

Section 13.04.    Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.05.    Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.01 hereof, result in a dissolution of the Partnership, the REIT General Partner and the Fortis General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the REIT General Partner's and the Fortis General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the REIT General Partner and the Fortis General Partner), and the General Partners may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the REIT General Partner and the Fortis General Partner).

Section 13.06.    Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.07.    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE XIV

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.01.    Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.03 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.

Section 14.02.     Amendments. Except for amendments that this Agreement authorizes the REIT General Partner to make, no amendment to this Agreement may be made without the consent of the REIT General Partner and the Fortis General Partner. Any amendment requiring Consent of the Limited Partners may be proposed only by the REIT General Partner and the Fortis General Partner. Following such proposal, the REIT General Partner and the Fortis General Partner shall submit any proposed amendment to the Limited Partners. The REIT General Partner and the Fortis General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the REIT General Partner and the Fortis General Partner may deem appropriate. For purposes of obtaining a written consent, the REIT General Partner and the Fortis General Partner may require a response within a reasonable specified time, but not less than ten (10) days, and failure to respond in such time period shall constitute a rejection of such proposed amendment.

Section 14.03.    Meetings of the Partners.

(a)Meetings of the Partners may be called by the REIT General Partner and the Fortis General Partner and shall be called upon the receipt by the REIT General Partner and the Fortis General Partner of a written request by a Majority in Interest of the Outside Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.03(b) hereof.

(b)Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Partners that are required or necessary to approve such action (if such action would have been presented at a meeting of the Partners). Such approvals may be obtained by the REIT General Partner and the Fortis General Partner by means of written notice to all Limited Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the applicable Partners (as required for such decision under this Agreement). Such consent shall be filed with the REIT General Partner and the Fortis General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof).

(d)Each meeting of Partners shall be conducted by the REIT General Partner and the Fortis General Partner or such other Person as the REIT General Partner and the Fortis General Partner may appoint pursuant to such rules for the conduct of the meeting as the REIT General Partner and the Fortis General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Company's members associated with the A-1 Series and may be held at the same time as, and as part of, the meetings of the Company's members associated with the A-1 Series.

(e)On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall have a vote equal to the number of OP Units held.

(f)Except as otherwise expressly provided in this Agreement, the Consent of Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners shall control.

ARTICLE XV

GENERAL PROVISIONS

Section 15.01.    Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the REIT General Partner and the Fortis General Partner in writing.

Section 15.02.    Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

Section 15.03.    Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04.    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.05.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.06.    Waiver.

(a)No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the REIT General Partner and the Fortis General Partner, in their sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time.

Section 15.07.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.08.    Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.09.    Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10.    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11.    Limitation to Preserve REIT Qualification. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the REIT General Partner, the A-1 Series, the Company or their officers, directors, members, managers, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the A-1 Series for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the REIT General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the A-1 Series, shall not exceed the lesser of:

(i)an amount equal to the excess, if any, of (x) four point nine percent (4.9%) of the A-1 Series' total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (y) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the A-1 Series from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(ii)an amount equal to the excess, if any, of (x) twenty-four percent (24%) of the A-1 Series total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (y) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the A-1 Series from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the REIT General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the A-1 Series' ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent the A-1 Series from failing to qualify as a REIT under the Code by reason of the A-1 Series' share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12.    No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13.    No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided however, that this Agreement shall inure to the benefit of (i) the Company, (ii) the Indemnitees, (iii) the person referred to in Section 7.08(a) and (iv) the persons referred to in Section 7.08(e), all as and to the extent provided in this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.14.    No Rights as Members of the Company or Members of the General Partners. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as members of the Company or members or interestholders of the General Partners, as the case may be, including without limitation any right to receive distributions made to members of the Company or members or interestholders of the General Partners, as the case may be, or to vote or to consent or receive notice as members of the Company in respect of any meeting of members. For the avoidance of doubt, holders of OP Units shall have the right to vote together with members of the Company associated with the A-1 Series as provided in Section 7.03(d) hereof.

Section 15.15.    Creditors. Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
[Signature page follows]

[Signature Pages]

IN WITNESS WHEREOF, this First Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.
REIT GENERAL PARTNER:
SERIES A-1 OF ETRE REIT LLC

By:	___________________________
Name:
Title:

[Signatures continue on the following page]

FORTIS GENERAL PARTNER:
LINCOLN STREET MANAGER, LLC

By:	________________________________
Name:
Title:

[Signatures continue on the following page]

LIMITED PARTNER:
LINCOLN STREET HOLDINGS, LLC

By:	__________________________
Name:
Title:

EXHIBIT A
PARTNERS AND PARTNERSHIP UNITS
As of ___________, 2015

Name of Partner	Partnership Units (Type and Amount)	Address
REIT General Partner: Series A-1 of ETRE REIT, LLC	___________ OP Units representing General Partner Interests	44 Wall Street New York, New York 10005 Attention: Jesse Stein Facsimile No.: ___________
Fortis General Partner: Lincoln Street Manager, LLC	None	c/o Fortis Property Group, LLC 184 Kent Avenue, Fifth Floor Brooklyn, New York 11211 Attention: ___________ Facsimile No.: ___________
Limited Partners: Lincoln Street Holdings, LLC	___________ OP Units representing Limited Partner Interests	c/o Fortis Property Group, LLC 184 Kent Avenue, Fifth Floor Brooklyn, New York 11211 Attention: ___________ Facsimile No.: ___________
TOTALS	___________ OP Units

EXHIBIT B
NOTICE OF REDEMPTION

To:	Series A-1 of ETRE REIT, LLC
44 Wall Street
New York, New York 10005

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption [] OP Units in ETRE Property A-1, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of ETRE Property A-1, L.P., dated as of [], 2015 (the "Agreement"), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:
(a)undertakes (i) to surrender such OP Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the REIT General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.06(g) of the Agreement;

(b)directs that the certified check representing the Cash Amount, or the Series A-1 Common REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)represents, warrants, certifies and agrees that:

(i)the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other person or entity,

(iii)the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

(iv)the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)acknowledges that he will continue to own such OP Units until and unless either (1) such OP Units are acquired by the REIT General Partner pursuant to Section 8.6.B of the Agreement or (2) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.
Dated: ______________

Name of Limited Partner or Assignee:
___________________________________
___________________________________

(Signature of Limited Partner or Assignee)

____________________________________
(Street Address)
_____________________________________
_____________________________________

(City) (State) (Zip Code)
Signature Medallion Guaranteed by:
____________________________________
Issue Check Payable/Series A-1 Common     ____________________________________
REIT Shares to:                 _______________________________
Name:    ______________________________
Please insert social security or identifying
number:                      ______________________________________

EXHIBIT C
INDEMNITY AGREEMENT

EXHIBIT D
ASSET MANAGEMENT AGREEMENT

EXHIBIT E
ADMINISTRATIVE SERVICES AGREEMENT

EXHIBIT F
CONTRIBUTION AGREEMENT

EXHIBIT G
LINCOLN STREET HOLDINGS LIMITED PARTNERS GROUP

EXHIBIT H
JOINDER TO LIMITED PARTNERSHIP AGREEMENT
FOR PERMITTED TRANSFEREES
This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") of ETRE Property A-1, L.P. (the "Partnership"), dated as of [], 2015, among Series A-1 (the "A-1 Series" or, in its capacity as a General Partner, the "REIT General Partner") of ETRE REIT, LLC, a Delaware series limited liability company (the "Company"), Lincoln Street Manager, LLC, a Delaware limited liability company (in its capacity as a General Partner, the "Fortis General Partner"), and the Limited Partners party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Limited Partnership Agreement.
The Joining Party is a transferee with respect to [] OP Units, representing fractional shares of Limited Partner Interest (the "Transferred Interest"), of [] (the "Transferor Limited Partner"). The Joining Party represents and warrants to and agrees with the Partnership and the REIT General Partner that:

1.	The Joining Party has received and read the Limited Partnership Agreement.

2.	The Joining Party qualifies as a Permitted Transferee pursuant to at least one of the tests set forth below (Please initial all that apply)

(Initial)
(a) The Joining Party is a Family Member or Affiliate of the Transferor Limited Partner.
A "Family Member" means, with respect to any natural person, such natural person's spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons.
An "Affiliate" means, with respect to any person, (w) any person directly or indirectly controlling or controlled by or under common control with such person, (x) any person owning or controlling ten percent (10%) or more of the outstanding voting interests of such person, (y) any person of which such person owns or controls ten percent (10%) or more of the voting interests or (z) any officer, director, general partner or trustee of such person or any person referred to in clauses (w), (x), and (y) above. For the purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(Initial)	(b) The Joining Party is a trust formed for the benefit of the Transferor Limited Partner and/or the Family Members of the Transferor Limited Partner.
(Initial)	(c) The Joining Party is a partnership, limited liability company, corporation or entity the interests in which are held, directly or indirectly, by persons described in clauses (a) and (b) above.
(Initial)	(d) The Joining Party is a person that is a Partner of the Partnership
(Initial)
(e) The Joining Party is a Qualified Transferee.
A "Qualified Transferee" means a means a Person that is not, is not an Affiliate of and is not acting on behalf of: (i) a person or entity listed in the annex to executive Order No. 13224 (2001) issued by the president of the United States (executive order blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism); (ii) named on the list of specially designated nationals and blocked persons maintained by the United States Office of Foreign Assets Control (OFAC); (iii) otherwise subject to U.S. economic sanctions; or (iv) otherwise prohibited from investing in the Partnership pursuant to applicable U.S. anti-money laundering, antiterrorist, asset control and economic sanctions laws, regulations, rules or orders

(Initial)	(f) The Joining Party is either (x) Lincoln Street Holdings, LLC, or (y) a direct and indirect member, partner and equity holder in Lincoln Street Holdings, LLC as of _________, 2015.

3.
The Joining Party qualifies as an accredited investor (within the meaning of Regulation D under the Securities Act) pursuant to at least one of the tests set forth below (Please initial all that apply).

FOR NATURAL PERSONS:

(Initial)
(i) The Joining Party is a natural person with individual income (without including any income of that person’s spouse) in excess of $200,000 or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year; and/or

(Initial)
(ii) The Joining Party is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000 (excluding the estimated fair market value of that person’s primary residence).
When determining net worth, the value of the person’s primary residence must be excluded. The related amount of indebtedness secured by the person’s primary residence, up to the estimated fair market value of the primary residence, may also be excluded as a liability in calculating net worth except that:
(i)indebtedness secured by the primary residence in excess of its estimated fair market value must be considered a liability and deducted from the person’s net worth, and
(ii)to the extent not included in (i) above, any indebtedness secured by the primary residence that has been incurred since the date that is 60 days prior to the date of execution of this document and was not incurred in connection with the purchase of the primary residence must be considered a liability and deducted from the person’s net worth, even if the fair market value of the primary residence exceeds the debt secured by the primary residence.

FOR ENTITIES:

(Initial)	(1) The Joining Party is an entity with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Transferred Interest and which is one of the following:
	(Initial)	a corporation; or
	(Initial)	a partnership; or
	(Initial)	a limited liability company; or
	(Initial)	a business trust; or
	(Initial)	a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code.
(Initial)
(2) The Joining Party is a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Transferred Interest and whose decision to invest in the Partnership has been directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

(Initial)	(3) The Joining Party is a revocable grantor trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.
(Initial)	(4) The Joining Party is an employee benefit plan within the meaning of Title I of ERISA, which satisfies at least one of the following conditions:
	(Initial)	it has total assets in excess of $5,000,000; or
	(Initial)	the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or
(Initial)
it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

(Initial)
(5) The Joining Party is an employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

(Initial)
(6) The Joining Party is licensed, or subject to supervision, by federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank, savings and loan association, insurance company or small business investment company is subscribing in a fiduciary capacity.

(Initial)
(7) The Joining Party is registered with the Securities and Exchange Commission as a broker or dealer or an investment company; or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act, or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

(Initial)	(8) The Joining Party is an entity (other than a trust) in which all of the equity owners are accredited investors as described above.

4.
If the Joining Party is a Qualified Transferee (as defined above), the Joining Party affirms the representations and warranties contained in Section 3.04(a) and Section 3.04(b) of the Limited Partnership Agreement and all of such representations and warranties are true and correct as of the date hereof as if such representations and warranties were made by the Joining Party.

The Joining Party acknowledges and agrees that Transfers of Limited Partner Interests are restricted by the terms of Section 11.03(e) and Section 11.06(d) of the Limited Partnership Agreement. The Joining Party represents and warrants to and agrees with the Partnership and the REIT General Partner that, to the best knowledge of the Joining Party, the Transfer of the Transferred Interest will not result in any of the events enumerated in such Sections. In furtherance of the foregoing, the Joining Party represents and warrants to and agrees with the Partnership and the REIT General Partner that the Joining Party does not lack the legal right, power or capacity to own a Partnership Interest, the Transfer of the Transferred Interest does not involve the transfer of any component portion of a Partnership Interest and the Joining Party is not a benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3 101(f).

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Limited Partnership Agreement as of the date hereof, shall be admitted as a Substituted Limited Partner and shall have all of the rights and obligations of a "Limited Partner" thereunder, and shall assume all of the obligations of the Transferor Limited Partner under the Limited Partnership Agreement with respect to such Transferred Interest. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Limited Partnership Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: ___________ ___, ______
[NAME OF JOINING PARTY]

By:	____________________________
Name:
Title:
Address for Notices:
ACCEPTED AND AGREED
Date: ___________ ___, ______
REIT GENERAL PARTNER:
SERIES A-1 OF ETRE REIT LLC

By:	___________________________
Name:
Title:

EXHIBIT I

PARTNERSHIP UNIT DESIGNATION FOR OVERALLOTMENT UNITS